Exhibit 99.2
Quarterly Financial Supplement
For the six-months ended
June 30, 2007
Investor Relations Department
3300 Enterprise Parkway • Beachwood, Ohio 44122
(216) 755-5500 • (216) 755-1500 (fax)
www.ddr.com

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
     Developers Diversified Realty Corporation considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property, the loss of a major tenant or inability to enter into definitive agreements with regard to our financing arrangements or our failure to satisfy conditions to the completion of these arrangements. For more details on the risk factors, please refer to the Company’s Form on 10-K as of December 31, 2006.

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
TABLE OF CONTENTS

Section	Tab

Earnings Release & Financial Statements	1.0

Financial Summary	2.0
• Financial Highlights	2.1
• Market Capitalization and Financial Ratios	2.2
• Market Capitalization Summary	2.3
• Significant Accounting Policies	2.4
• Other Real Estate Information	2.5
• Reconciliation of Non-GAAP Financial Measures	2.6

Joint Venture Financial Summary	3.0

Investment Summary	4.0
• Capital Transactions	4.1
• Acquisitions	4.2
• Dispositions	4.3
• Development Projects	4.4
• Development Delivery Schedule	4.5
• Development Funding Schedule	4.5
• Expansion and Redevelopment Projects	4.6

Portfolio Summary	5.0

Debt Summary	6.0
• Consolidated Debt	6.1
• Joint Venture Debt	6.2
• Consolidated and Joint Venture Debt Payments and Maturities	6.3

Investor Contact Information	7.0
Appendix (available online at www.ddr.com under Investor Relations)
•	Property List

•	Joint Venture Partnership Summaries

DEVELOPERS DIVERSIFIED REALTY CORPORATION
For Immediate Release:

Contact:	Scott A. Wolstein	Michelle M. Dawson
	Chairman and	Vice President of Investor Relations
	Chief Executive Officer	216-755-5455
216-755-5500
DEVELOPERS DIVERSIFIED REALTY REPORTS AN INCREASE OF 27.3%
IN DILUTED FFO PER SHARE FOR THE QUARTER ENDED JUNE 30, 2007
CLEVELAND, OHIO, July 24, 2007 - Developers Diversified Realty Corporation (NYSE: DDR), the nation’s leading owner, manager and developer of market-dominant community centers, today reported operating results for the second quarter ended June 30, 2007.
•	Funds From Operations (“FFO”) per diluted share increased 27.3% to $1.26 and net income per diluted share increased 50.8% to $0.89 for the three-months ended June 30, 2007, as compared to the prior year.

•	Executed leases during the second quarter totaled approximately 1.9 million square feet, including 140 new leases and 264 renewals.

•	On a cash basis, base rental rates increased 30.3% on new leases, 7.4% on renewals and 11.3% overall.

•	Core portfolio leased percentage at June 30, 2007 was 95.9%.

•	Same store net operating income (“NOI”) for the six-month period increased 2.2% over the prior-year comparable period.
Scott Wolstein, DDR’s Chairman and Chief Executive Officer stated, “We’re pleased to announce this quarter’s results, which reflect the consistent performance of our core portfolio and the successful execution of several strategic transactions. Now, five months after closing the IRRETI acquisition, we have completed all of the major objectives we previously announced to the market, which, in turn, have accomplished our primary goal: to complete a large, accretive transaction in a manner that improves portfolio quality and overall leverage ratios.”
Financial Results:
For the three-months ended June 30, 2007, FFO, a widely accepted measure of a Real Estate Investment Trust (“REIT”) performance, on a per share basis was $1.26 (diluted) and $1.27 (basic) as compared to $0.99 (basic and diluted) for the same period in the previous year. FFO available to common shareholders was $159.3 million, as compared to $109.8 million for the three-months ended June 30, 2007 and 2006, respectively, an increase of 45.1%. Net income available to common shareholders was $111.4 million or $0.89 per share (diluted) and $0.90 per share (basic) for the three-months ended June 30, 2007, as compared to $64.9 million, or $0.59 per share (diluted and basic) for the prior-year comparable period. The increase in net income and FFO for the three-months ended June 30, 2007, is primarily related to an increase in the gain on sale of assets including those recognized through the Company’s merchant build program, promoted income of approximately $13.6 million earned from one of the Company’s joint ventures in the second quarter and a full quarter of operating results from the merger with Inland Retail Real Estate Trust, Inc. (“IRRETI”).

For the six-months ended June 30, 2007, FFO, on a per share basis was $2.18 (diluted) and $2.19 (basic) as compared to $1.76 (diluted) and $1.77 (basic) for the same period in the previous year, an increase of 23.9% on a diluted basis. FFO available to common shareholders was $265.4 million, as compared to $196.0 million for the six-months ended June 30, 2007 and 2006, respectively, an increase of 35.4%. Net income available to common shareholders was $160.2 million or $1.33 per share (diluted) and $1.34 per share (basic) for the six-months ended June 30, 2007, as compared to $100.9 million, or $0.92 per share (diluted and basic) for the prior-year comparable period. The increase in net income for the six-months ended June 30, 2007, is primarily related to the merger with IRRETI, the release of certain valuation reserves and an increase in the gain on sale of assets including those recognized through the Company’s merchant build program and promoted income of approximately $13.6 million earned from one of the Company’s joint ventures in the second quarter of 2007.
FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry. Management believes that FFO provides an additional indicator of the financial performance of a REIT. The Company also believes that FFO more appropriately measures the core operations of the Company and provides a benchmark to its peer group. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred dividends, (ii) gains (or losses) from disposition of depreciable real estate property, except for those sold through the Company’s merchant building program, (iii) sales of securities, (iv) extraordinary items, (v) cumulative effect of changes in accounting standards and (vi) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from minority equity investments and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and minority equity investments, determined on a consistent basis. Other real estate companies may calculate FFO in a different manner. A reconciliation of net income to FFO is presented in the financial highlights section.
Leasing:
The following results from the second quarter ended June 30, 2007, highlight continued strong leasing activity throughout the portfolio:
•	Executed 140 new leases aggregating 713,318 square feet and 264 renewals aggregating 1,172,733 square feet.

•	On a cash basis, rental rates on new leases increased 30.3% and rental rates on renewals increased 7.4%. Overall, rental rates for new leases and renewals increased 11.3%.

•	Total portfolio average annualized base rent per occupied square foot as of June 30, 2007 was $12.46, as compared to $11.62 at June 30, 2006.

•	Portfolio leased rate was 96.0% as of June 30, 2007 as compared to 96.2% at June 30, 2006.
The Company currently estimates its total annual recurring capital expenditures, including tenant improvements and tenant allowances, to be approximately $24.0 million ($0.21 psf of owned GLA) in 2007. This figure includes aggregate expenditures anticipated at properties held in joint ventures.

Strategic Real Estate Transactions:
DDR Domestic Retail Fund I
In the second quarter of 2007, the Company formed DDR Domestic Retail Fund I (“the Fund”), a sponsored, fully-seeded commingled fund. The Fund acquired 63 shopping center assets aggregating 8.3 million square feet (“the Portfolio”) from the Company and a joint venture for approximately $1.5 billion. The Portfolio is comprised of 54 assets recently acquired by the Company through its acquisition of IRRETI, seven assets formerly held in a joint venture with Kuwait Financial Centre (“KFC I”), and two assets from the Company’s wholly-owned portfolio. The Company recognized a non-FFO gain of approximately $9.6 million, net of its 20% retained interest, from the sale of the two wholly-owned assets. The KFC I joint venture recorded a gain of approximately $90.2 million. The Company’s proportionate share of approximately $18.0 million of the joint venture gain was deferred as the Company retained an effective 20% ownership interest in these assets. The Company remains responsible for all day-to-day operations of the properties and receives fees for asset management and property management, leasing, construction management and ancillary income in addition to a promoted interest. Due to the sale of the assets from the KFC I joint venture, the Company recognized a promote of approximately $13.6 million, which is included in the Company’s second quarter 2007 net income and FFO.
Dividend Capital Total Realty Trust Joint Venture
In the second quarter of 2007, the Company formed a $161.5 million joint venture with Dividend Capital Total Realty Trust. The Company contributed three recently developed assets aggregating 0.7 million of Company-owned square feet to the joint venture. The Company recorded an after-tax merchant build gain, net of its 10% retained interest, of approximately $45.6 million, which is included in the Company’s second quarter FFO. The Company retained an effective 10% ownership and receives asset management and property management fees, plus fees on leasing and ancillary income. In addition, the Company will receive a promoted interest above a 9.5% leveraged threshold return.
Dispositions:
In addition to the sale of assets to the two joint ventures discussed above, the Company sold 52 shopping center properties, aggregating 5.4 million square feet for approximately $448.7 million and recognized a non-FFO gain of approximately $10.8 million in the second quarter of 2007. An additional 11 assets associated with this transaction are expected to sell in the third quarter of 2007 for approximately $154.3 million.
Common Share Repurchase Program:
During the second quarter of 2007, the Company’s Board of Directors authorized a common share repurchase program. Under the terms of the program, the Company may purchase up to a maximum value of $500 million of its common shares during the next two years.

Development (Wholly-Owned and Consolidated Joint Ventures):
The Company currently has the following shopping center projects under construction.
Wholly-Owned and Consolidated Joint Venture Developments
Currently in Progress

			Substantial
	Total	Gross Cost	Completion
Property	GLA	($Millions)	Date	Description
Ukiah (Mendocino), California	669,406	$113.5	2009	Community Center
Miami, Florida	644,999	155.7	2006-2009	Mixed Use
Tampa (Brandon), Florida	370,700	70.7	2008	Community Center
Douglasville, Georgia	124,200	22.4	2008	Community Center
Nampa, Idaho	829,975	147.0	2007-2008	Community Center
Chicago (McHenry), Illinois	454,378	73.3	2007	Community Center
Boston, Massachusetts (Seabrook, New Hampshire)	461,825	74.5	2009	Community Center
Elmira (Horseheads), New York	668,619	77.1	2007-2008	Community Center
Raleigh (Apex), North Carolina (Promenade)	87,780	20.2	2008	Community Center
Raleigh (Apex), North Carolina Beaver Creek Crossing, (Phase II)	283,217	52.3	2009	Community Center
San Antonio (Stone Oak), Texas	665,229	93.4	2007	Hybrid Center

Total	5,260,328	$900.1

The Company anticipates commencing construction in 2007 on the following additional shopping centers:
Wholly-Owned and Consolidated Joint Venture Developments
to Commence Construction in 2007

			Substantial
	Total	Gross Cost	Completion
Property	GLA_	($Millions)	Date	Description
Homestead, Florida	398,759	$95.2	2008	Community Center
Tampa (Wesley Chapel), Florida	95,408	17.4	2008	Community Center
Atlanta (Union City), Georgia	200,000	47.5	2008	Community Center
Gulfport, Mississippi	703,379	91.2	2008	Hybrid Center
Isabela, Puerto Rico	290,085	57.1	2009	Community Center
Austin (Kyle), Texas	778,415	97.2	2009	Community Center

Total	2,466,046	$405.6

At June 30, 2007, $525.5 million of costs were incurred in relation to the Company’s eleven development projects under construction and the six that will commence construction in 2007.
In addition to these developments, the Company has identified several additional development opportunities reflecting an aggregate estimated cost of over $1 billion. While there are no assurances any of these projects will move forward, they provide a source of potential development projects over the next several years. As of June 30, 2007, the projected unleveraged GAAP return, on the Company’s aggregate development and redevelopment pipeline is approximately 10%.

Development (Joint Ventures):
The Company’s joint ventures have the following shopping center projects under construction. At June 30, 2007, $159.5 million of costs had been incurred in relation to these development projects.
Joint Venture Developments
Currently in Progress

		DDR's
	Joint	Effective		Gross	Substantial
	Venture	Ownership	Total	Cost	Completion
Property	Partner	Percentage	GLA	($Millions)	Date	Description
Kansas City (Merriam), Kansas	Coventry II	20.0%	280,516	$71.0	2008	Community Center
Detroit (Bloomfield Hills), Michigan	Coventry II	10.0%	882,197	335.6	2008-2009	Lifestyle Center
Dallas (Allen), Texas	Coventry II	10.0%	521,413	167.6	2008	Lifestyle Center
Manaus, Brazil	Sonae Sierra	47.2%	477,630	95.7	2009	Enclosed Mall

			2,161,756	$669.9

The Company’s joint venture with Sonae Sierra anticipates commencing construction on a 350,000 square foot enclosed mall in Uberlandia, Brazil, with an estimated gross cost of $69.9 million.
Redevelopments and Expansions (Wholly-Owned and Consolidated Joint Ventures):
The Company is currently expanding/redeveloping the following shopping centers at a projected aggregate gross cost of approximately $93.9 million. At June 30, 2007, approximately $20.1 million of costs had been incurred in relation to these projects.
Wholly-Owned and Consolidated Joint Venture Redevelopments and Expansions
Currently in Progress

Property	Description
Gadsden, Alabama	Redevelop 64,400 sf retail building
Crystal River, Florida	Construct 24,000 sf of retail shops
Miami (Plantation), Florida	Redevelop shopping center to include Kohl’s and additional junior anchors
Tallahassee, Florida	Redevelop former Lowe’s Home Improvement space
Ottumwa, Iowa	Redevelop former Wal-Mart space
Chesterfield, Michigan	Construct 25,400 sf of small shop space and retail space
Gaylord, Michigan	Redevelop former Wal-Mart space
Hamilton, New Jersey	Construct 22,500 sf of junior anchor space and retail shops
Olean, New York	Wal-Mart expansion and tenant relocation
Akron (Stow), Ohio	Redevelop former K-Mart space and develop new outparcels
Milwaukee (Brookfield),
Wisconsin	Construct 15,000 sf multi-tenant outparcel building

The Company anticipates commencing construction on the following redevelopment and expansion projects in the next year:
Wholly-Owned and Consolidated Joint Venture Redevelopments and Expansions
to Commence Construction in 2007

Property	Description
Louisville, Kentucky	Construct 6,000 sf multi-tenant outparcel building for retail shops
Gulfport, Mississippi	Construct bank pad, retail shops and restaurants on 4.4 acre outparcel
Dayton (Huber Heights), Ohio	Construct 45,000 sf junior anchor
Buffalo (Amherst), New York	Construct 5,300 sf multi-tenant outparcel building for retail shops
Fayetteville, North Carolina	Reconfigure 18,000 sf of in-line space; construct multi-tenant outparcel building
Allentown, Pennsylvania	Construct 20,000 sf multi-tenant outparcel building for retail shops
Hatillo, PR	Construct 21,000 sf of junior anchor space
San Juan (Bayamon), PR (Plaza Del Sol)	Construct 144,000 sf of junior anchor space and retail shops
San Juan, PR	Redemise shop space and construct a food court
Dallas (McKinney), Texas	Construct 87,757 sf of retail shops and outparcels
Redevelopments and Expansions (Joint Ventures):
The Company’s joint ventures are currently expanding/redeveloping the following shopping centers at a projected gross cost of $567.6 million, which includes the initial acquisition costs for the Coventry II redevelopment projects. At June 30, 2007, approximately $448.5 million of costs had been incurred in relation to these projects.
Joint Venture Redevelopment and Expansion Projects
Currently in Progress

		DDR’s
		Effective
	Joint Venture	Ownership
Property	Partner	Percentage		Description
Phoenix, Arizona	Coventry II	20.0%		Large-scale redevelopment of enclosed mall to open-air format
Buena Park, California	Coventry II	20.0%		Large-Scale redevelopment of enclosed mall to open-air format
Los Angeles (Lancaster), California	Prudential Real Estate Investors	20.0%		Relocate Wal-Mart and redevelop former Wal-Mart space
Benton Harbor, Michigan	Coventry II	20.0%		Construct 89,000 sf of anchor space and retail shops
Kansas City, Missouri Cincinnati, Ohio	Coventry II Coventry II/Thor Equities	20.0 18.0	% %	Relocate retail shops and retenant former retail shop space Redevelop former JC Penney space
Cleveland (Macedonia), Ohio	Ohio State Teachers Retirement	50.0%		Retenant former retail shop space

     The Company’s joint ventures anticipate commencing expansion/redevelopment projects at the following shopping centers:
Joint Venture Redevelopment and Expansion Projects
to Commence Construction in 2007

		DDR’s
		Effective
	Joint Venture	Ownership
Property	Partner	Percentage	Description
Chicago (Deer Park), Illinois	Prudential Real Estate Investors	25.75%	Retenant former retail shop space with junior anchor and construct 13,500 sf multi-tenant outparcel building

Seattle (Kirkland), Washington	Coventry II	20.00%	Large-scale redevelopment of shopping center

Sao Paulo (Sao Bernado de Campo), Brazil	Sonae Sierra	47.20%	Expansion and renovation of the existing mall to accommodate theater tenant and redesign of the food court
Financings:
In April 2007, the Company redeemed all outstanding shares of its 8.6% Class F Cumulative Redeemable Preferred Shares, aggregating $150 million, at a redemption price of $25.10750 per Class F Preferred Share (the sum of $25.00 per share and a dividend per share of $0.10750 prorated to the redemption date). The Company recorded a non-cash charge to net income available to common shareholders of approximately $5.4 million in the second quarter of 2007 relating to original issuance costs.
During the second quarter of 2007, the Company received net cash proceeds of approximately $1.6 billion relating to the sale of assets to joint ventures and third parties. These proceeds were used to repay the balance outstanding on the Inland bridge financing of $550 million, redemption of $484 million, net, of preferred operating partnership units and the balance of $0.6 billion was used to repay revolving credit facility borrowings.
Developers Diversified currently owns and manages over 735 retail operating and development properties in 45 states, plus Puerto Rico and Brazil, totaling 155.5 million square feet. Developers Diversified Realty is a self-administered and self-managed real estate investment trust (REIT) operating as a fully integrated real estate company which acquires, develops, leases and manages shopping centers.
A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request at our corporate office to Michelle M. Dawson, Vice President of Investor Relations, Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, OH 44122 or on our Web site which is located at http://www.ddr.com.
Developers Diversified Realty Corporation considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property, the loss of a major tenant, constructing properties or expansions that produce a desired yield on investment or inability to enter into definitive agreements with regard to our financing arrangements or our failure to satisfy conditions to the completion of these arrangements. For more details on the risk factors, please refer to the Company’s Form on 10-K as of December 31, 2006.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Revenues:
Minimum rents (A)	$177,342	$132,972	$328,626	$264,441
Percentage and overage rents (A)	1,593	1,600	3,607	3,663
Recoveries from tenants	56,461	42,145	102,587	82,035
Ancillary and other property income	4,290	4,464	8,995	8,743
Management, development and other fee income	11,996	6,596	21,078	12,955
Other (B)	3,746	1,250	11,455	8,208

	255,428	189,027	476,348	380,045

Expenses:
Operating and maintenance	35,092	27,259	62,720	51,695
Real estate taxes	30,771	21,694	56,952	43,458
General and administrative (C)	19,161	15,422	40,678	30,832
Depreciation and amortization	54,772	45,217	107,225	89,563

	139,796	109,592	267,575	215,548

Other income (expense):
Interest income	2,500	2,849	6,182	5,955
Interest expense	(74,462)	(52,812)	(135,452)	(103,790)
Other (expense) income (D)	(225)	1,167	(450)	667

	(72,187)	(48,796)	(129,720)	(97,168)

Income before equity in net income of joint ventures, minority equity interests, income tax benefit of taxable REIT subsidiaries and franchise taxes, discontinued operations and gain on disposition of real estate	43,445	30,639	79,053	67,329
Equity in net income of joint ventures (E)	21,602	4,619	27,883	10,088
Minority equity interests (F)	(7,876)	(1,947)	(13,715)	(4,221)
Income tax benefit of taxable REIT subsidiaries and franchise taxes (G)	709	2,793	15,770	2,360

Income from continuing operations	57,880	36,104	108,991	75,556
Income from discontinued operations (H)	15,545	2,694	20,960	5,744

Income before gain on disposition of real estate	73,425	38,798	129,951	81,300
Gain on disposition of real estate, net of tax	54,012	39,937	60,022	47,162

Net income	$127,437	$78,735	$189,973	$128,462

Net income, applicable to common shareholders	$111,429	$64,943	$160,173	$100,878

Funds From Operations (“FFO”):
Net income applicable to common shareholders	$111,429	$64,943	$160,173	$100,878
Depreciation and amortization of real estate investments	54,136	45,804	106,584	90,836
Equity in net income of joint ventures (E)	(21,602)	(4,619)	(27,883)	(10,088)
Joint ventures’ FFO (E)	31,313	9,342	44,872	19,281
Minority equity interests (OP Units) (F)	569	534	1,138	1,068
Gain on disposition of depreciable real estate, net of tax	(16,587)	(6,220)	(19,443)	(5,999)

FFO available to common shareholders	159,258	109,784	265,441	195,976
Preferred dividends	16,008	13,792	29,800	27,584

FFO	$175,266	$123,576	$295,241	$223,560

Per share data:
Earnings per common share
Basic	$0.90	$0.59	$1.34	$0.92

Diluted	$0.89	$0.59	$1.33	$0.92

Dividends Declared	$0.66	$0.59	$1.32	$1.18

Funds From Operations — Basic (I)	$1.27	$0.99	$2.19	$1.77

Funds From Operations — Diluted (I)	$1.26	$0.99	$2.18	$1.76

Basic — average shares outstanding (I)	124,455	109,393	119,681	109,127

Diluted — average shares outstanding (I)	125,926	110,866	121,317	109,735

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)

(A)	Increases in base and percentage rental revenues for the six-month period ended June 30, 2007, as compared to 2006, aggregated $65.3 million consisting of $4.6 million related to leasing of core portfolio properties (an increase of 1.9% from 2006), $60.4 million from the merger with IRRETI, $1.9 million from the acquisition of assets, $2.9 million related to developments and redevelopments and $0.6 million from an increase in occupancy at the business centers. These amounts were offset by a decrease of $5.1 million due to the disposition of properties in 2006 and 2007. Included in the rental revenues for the six-month periods ended June 30, 2007 and 2006, is approximately $6.5 million and $7.8 million, respectively, of revenue resulting from the recognition of straight-line rents.

(B)	Other income for the three and six-month periods ended June 30, 2007 and 2006 was comprised of the following (in millions):

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Acquisition fees	$—	$—	$6.3	$—
Lease termination fees	2.2	0.7	3.5	7.5
Financings fees	1.4	0.4	1.4	0.4
Other miscellaneous	0.1	0.2	0.3	0.3

	$3.7	$1.3	$11.5	$8.2

(C)	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the releasing of space, which are charged to operations as incurred. For the six-month periods ended June 30, 2007 and 2006, general and administrative expenses were approximately 4.8% and 5.0%, respectively, of total revenues, including joint venture revenues, respectively. For the six-months ended June 30, 2007, the Company recorded a charge of approximately $4.1 million to general and administrative expense in connection with David M. Jacobstein’s departure as President of the Company. Excluding this charge, general and administrative expenses were 4.3% of total revenues for the six-months ended June 30, 2007. In addition, the Company incurred certain one time integration costs in connection with the IRRETI acquisition that have aggregated approximately $1.7 million for the six-month period ended June 30, 2007.

(D)	Other income/expense primarily relates to abandoned acquisition and development project costs. In 2006, the Company received proceeds of approximately $1.3 million from a litigation settlement.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)

(E)	The following is a summary of the combined operating results of the Company’s joint ventures:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Revenues from operations (a)	$201,986	$103,545	$347,143	$204,705

Operating expense	65,359	34,040	113,925	66,649
Depreciation and amortization of real estate investments	49,210	20,236	79,653	39,848
Interest expense	66,505	30,124	112,137	58,499

	181,074	84,400	305,715	164,996

Income from operations before tax expense, gain on disposition of real estate and discontinued operations	20,912	19,145	41,428	39,709
Income tax expense	(2,297)	—	(4,545)	—
Gain on disposition of real estate	93,089	6	93,089	42
(Loss) income from discontinued operations, net of tax	(149)	(164)	(178)	221
Gain (loss) on disposition of discontinued operations, net of tax	1,080	(1,762)	738	(1,550)

Net income	$112,635	$17,225	$130,532	$38,422

DDR Ownership interests (b)	$21,747	$4,462	$28,257	$9,777

FFO from joint ventures are summarized as follows:
Net income	$112,635	$17,225	$130,532	$38,422
(Gain) loss on disposition of real estate, including discontinued operations	(91,441)	11	(91,441)	(19)
Depreciation and amortization of real estate investments	49,215	20,586	79,837	40,612

	$70,409	$37,822	$118,928	$79,015

DDR Ownership interests (b)	$31,313	$9,342	$44,872	$19,281

DDR Partnership distributions received, net (c)	$55,476	$11,656	$65,694	$19,680

(a)	Revenues for the three-month periods ended June 30, 2007 and 2006 included approximately $2.1 million and $1.1 million, respectively, resulting from the recognition of straight-line rents of which the Company’s proportionate share is $0.3 million and $0.2 million, respectively. Revenues for the six-month periods ended June 30, 2007 and 2006 included approximately $3.7 million and $2.5 million, respectively, resulting from the recognition of straight-line rents of which the Company’s proportionate share is $0.5 million for each period.

(b)	The Company’s share of joint venture net income was decreased by $0.1 million and increased by $0.1 million for the three-month periods ended June 30, 2007 and 2006, respectively. The Company’s share of joint venture net income was decreased by $0.4 million and increased by $0.2 million for the six-month periods ended June 30, 2007 and 2006, respectively. These adjustments reflect basis differences impacting amortization and depreciation and gain on dispositions. During the three month period ended June 30, 2007, the Company received $13.6 million of promoted income relating to the sale of assets from the DDR Markaz Joint Venture which is included in the Company’s proportionate share of net income and FFO.

At June 30, 2007 and 2006, the Company owned joint venture interests, excluding consolidated joint ventures, in 269 and 111 shopping center properties, respectively. In addition, at June 30, 2007, the Company owned 46 shopping center sites formerly owned by Service Merchandise through its 20% owned joint venture with Coventry II. At June 30, 2006, 52 of these Service Merchandise sites were formerly owned through an approximate 25% owned joint venture.

(c)	Distributions may include funds received from asset sales and refinancings in addition to ongoing operating distributions.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)

(F)	Minority equity interests are comprised of the following:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Minority interests	$1,399	$1,413	$2,887	$3,153
Operating partnership units	569	534	1,138	1,068
Preferred operating partnership units	5,908	—	9,690	—

	$7,876	$1,947	$13,715	$4,221

The preferred operating partnership units were redeemed in June 2007.

(G)	During the first quarter of 2007, the Company released to income approximately $15.0 million of previously established valuation allowances against certain deferred tax assets as management had determined, due to several factors, that it is more likely than not that the deferred tax asset will be realized. The release was primarily due to the Company’s increased use of its taxable REIT subsidiaries relating to its merchant building program.

(H)	The operating results relating to assets classified as discontinued operations are summarized as follows:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Revenues	$12,585	$11,095	$22,625	$22,603

Expenses:
Operating	2,925	2,646	5,525	5,500
Interest, net	2,773	3,003	5,474	6,010
Depreciation	2,157	2,752	4,300	5,349

Total expenses	7,855	8,401	15,299	16,859

Income before gain on disposition of real estate	4,730	2,694	7,326	5,744
Gain on disposition of real estate	10,815	—	13,634	—

Net income	$15,545	$2,694	$20,960	$5,744

(I)	For purposes of computing FFO per share (basic), the weighted average shares outstanding were adjusted to reflect the conversion of approximately 0.9 million of Operating Partnership Units (OP Units) outstanding at June 30, 2007 and 2006, into 0.9 million common shares of the Company for both of the three-month periods ended June 30, 2007 and 2006, and 0.9 and 1.2 million for the six-month periods ended June 30, 2007 and 2006, respectively, on the weighted average basis. The weighted average diluted shares and OP Units outstanding, for purposes of computing FFO, were approximately 126.4 million and 111.1 million for the three-month periods ended June 30, 2007 and 2006, respectively, and 121.6 and 111.2 million for the six-month periods ended June 30, 2007 and 2006, respectively.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands)
Selected Balance Sheet Data:

	June 30, 2007	(A)	December 31, 2006	(A)
Assets:
Real estate and rental property:
Land	$2,118,350		$1,768,702
Buildings	5,955,489		5,023,665
Fixtures and tenant improvements	226,201		196,275
Construction in progress	508,341		453,493

	8,808,381		7,442,135
Less accumulated depreciation	(925,976)		(861,266)

Real estate, net	7,882,405		6,580,869

Cash	46,019		28,378
Investments in and advances to joint ventures	636,731		291,685
Notes receivable	17,328		18,161
Receivables, including straight-line rent, net	186,494		152,161
Assets held for sale	—		5,324
Other assets, net	179,567		103,175

	$8,948,544		$7,179,753

Liabilities:
Indebtedness:
Revolving credit facilities	$380,000		$297,500
Unsecured debt	2,718,788		2,218,020
Mortgage and other secured debt	2,020,248		1,733,292

	5,119,036		4,248,812
Dividends payable	89,451		71,269
Other liabilities	259,553		241,556

	5,468,040		4,561,637
Minority interests	116,076		121,933
Shareholders’ equity	3,364,428		2,496,183

	$8,948,544		$7,179,753

(A)	Amounts include the consolidation of Mervyns, a 50% owned joint venture, which includes $405.8 million of real estate assets at June 30, 2007 and December 31, 2006, $258.5 million of mortgage debt at June 30, 2007 and December 31, 2006, and $76.1 million and $77.6 million of minority interest at June 30, 2007 and December 31, 2006, respectively.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(in thousands)
Selected Balance Sheet Data (Continued):
Combined condensed balance sheets relating to the Company’s joint ventures are as follows:

	June 30, 2007	December 31, 2006

Land	$2,276,869	$933,916
Buildings	6,158,253	2,788,863
Fixtures and tenant improvements	109,283	59,166
Construction in progress	222,017	157,762

	8,766,422	3,939,707
Accumulated depreciation	(311,610)	(247,012)

Real estate, net	8,454,812	3,692,695
Receivables, including straight-line rent, net	92,014	75,024
Leasehold interests	14,831	15,195
Other assets	365,453	132,984

	$8,927,110	$3,915,898

Mortgage debt (a)	$5,463,316	$2,495,080
Notes and accrued interest payable to DDR	7,059	4,960
Other liabilities	163,579	94,648

	5,633,954	2,594,688
Accumulated equity	3,293,156	1,321,210

	$8,927,110	$3,915,898

(a)	The Company’s proportionate share of joint venture debt aggregated approximately $1,021.1 million and $525.6 million at June 30, 2007 and December 31, 2006, respectively.

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007

	Six-Month	Six-Month
	Period Ended	Period Ended
FINANCIAL HIGHLIGHTS	June 30	June 30	Year Ended December 31
(In Thousands Except Per Share Information)	2007	2006	2006	2005	2004	2003
FUNDS FROM OPERATIONS:
Net Income Applicable to Common Shareholders	$160,173 (6)	$100,878	$198,095	$227,474	$219,056	$189,056 (6)
Depreciation and Amortization of Real Estate Investments	$106,585	$90,836	$185,449	$169,117	$130,537	$93,173
Equity in Net Income From Joint Ventures	$(27,883)	$(10,088)	$(30,337)	$(34,873)	$(40,896)	$(52,917)
Joint Venture Funds From Operations	$44,872	$19,281	$44,473	$49,302	$46,209	$47,942
Operating Partnership Minority Interest Expense	$1,138	$1,067	$2,116	$2,916	$2,607	$1,770
Cumulative Effect of Adoption of a New Accounting Standard	$0	$0	$0	$0	$3,001	$0
Gain on Sales of Real Estate	$(19,443)	$(5,999)	$(21,987)	$(58,834)	$(68,179)	$(67,352)

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	$265,441	$195,976	$377,809	$355,102	$292,335	$211,672
PREFERRED DIVIDENDS	$29,800 (6)	$27,584	$55,169	$55,169	$50,706	$51,204 (6)

FUNDS FROM OPERATIONS	$295,241	$223,560	$432,978	$410,271	$343,041	$262,877

PER SHARE INFORMATION:
Funds From Operations — Diluted	$2.18	$1.76	$3.41	$3.21	$2.95	$2.51
Net Income — Diluted	$1.33	$0.92	$1.81	$2.08	$2.24	$2.27
Cash Dividends	$1.32	$1.18	$2.36	$2.16	$1.94	$1.69

WEIGHTED AVERAGE SHARES AND OPERATING PARTNERSHIP UNITS, FFO	121,629	111,190	110,826	110,700	99,147	84,319

TOTAL MARKET CAPITALIZATION (1)	$12,306,962	$10,552,690	$11,869,415	$9,781,900	$8,276,943	$5,551,748
DEBT TO TOTAL MARKET CAPITALIZATION (1)	41.59%	38.63%	35.80%	39.77%	32.82%	37.42%
DEBT TO TOTAL UNDEPRECIATED ASSETS, INVESTMENTS, CASH & NOTES REC.	54.12%	53.41%	54.55%	52.86%	45.58%	48.68%
DIVIDEND PAYOUT RATIO (1)	61.32%	66.58%	68.84%	66.98%	67.28%	66.03%

GEN. & ADMIN. EXPENSES AS A PERCENTAGE OF TOTAL REVENUES (2)	4.80% (7)	5.04%	4.80%	4.55%	4.94%	5.35%

GENERAL AND ADMINISTRATIVE EXPENSES	$40,678 (7)	$30,832	$60,679	$54,048	$47,126	$40,820

REVENUES:
DDR Revenues	$498,973	$402,648	$824,725	$748,571	$605,246	$478,696
Joint Venture Revenues	$348,415	$208,907	$438,885	$438,103	$348,740	$284,158

TOTAL REVENUES (3)	$847,388	$611,554	$1,263,610	$1,186,675	$953,987	$762,853

NET OPERATING INCOME:
DDR Net Operating Income	$373,803	$302,024	$615,007	$555,291	$453,501	$356,348
Joint Venture Net Operating Income	$229,455	$140,521	$288,699	$280,617	$228,358	$184,927

TOTAL NET OPERATING INCOME (4)	$603,259	$442,545	$903,706	$835,907	$681,859	$541,274

REAL ESTATE AT COST:
DDR Real Estate at Cost	$8,758,517	$7,323,702	$7,450,693	$7,029,337	$5,603,424	$3,884,911
Joint Venture Real Estate at Cost	$8,766,422	$3,660,603	$3,939,707	$3,470,112	$3,165,335	$2,275,216

TOTAL REAL ESTATE AT COST (5)	$17,524,939	$10,984,305	$11,390,400	$10,499,449	$8,768,759	$6,160,127

(1)	See Market Capitalization and Financial Ratio section for detail calculation.

(2)	The calculation includes joint venture revenues.

(3)	Includes revenues from discontinued operations.

(4)	Includes NOI associated with acquisitions, expansions and developments from completion date of said capital transactions.

(5)	Includes construction in progress (CIP) at June 30, 2007 of $730.4 million (includes $222.0 million of CIP included in joint ventures, of which $35.7 million represents the Company’s proportionate share), and at December 31, 2006, 2005, 2004, 2003 CIP aggregated $611.2, $386.2 million, $271.0 million and $290.7 million, respectively.

(6)	Amounts were adjusted to include original issuance costs associated with the redemption of preferred stock of $5.4 million for the quarter ended June 30, 2007 and $10.7 million for the year ended December 31, 2003 pursuant to EITF topic number D-42.

(7)	The 2007 general and administrative expenses include severance charges of $4.1 million. Excluding this charge, general and administrative expenses are approximately 4.3% of total revenue.
Financial Highlights 2.1

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007

	Six-Month
	Period Ended
	June 30	Year Ended December 31
MARKET CAPITALIZATION & FINANCIAL RATIOS	2007	2006	2005	2004	2003
DDR RATIO OF DEBT TO TOTAL MARKET CAP:
Total Debt	$5,119,036	$4,248,812	$3,890,709	$2,716,426	$2,077,558
Total Market Capitalization *	$12,306,962	$11,869,415	$9,781,900	$8,276,943	$5,551,748

	41.59%	35.80%	39.77%	32.82%	37.42%

DDR DEBT TO UNDEPRECIATED REAL ESTATE ASSETS, INVESTMENTS AND NOTES RECEIVABLE	54.12%	54.55%	52.86%	45.58%	48.68%

DDR, INCLUDING PROPORTIONATE SHARE OF JV DEBT, TOTAL MARKET CAPITALIZATION:
Total Debt *	$6,140,168	$4,774,407	$4,401,169	$3,137,184	$2,446,026
Total Market Capitalization *	$13,328,094	$12,395,010	$10,292,361	$8,697,701	$5,920,216

	46.07%	38.52%	42.76%	36.07%	41.32%

DDR & JV DEBT TO UNDEPRECIATED REAL ESTATE ASSETS, INVESTMENTS & NOTES RECEIVABLE	58.91%	57.59%	55.84%	49.27%	53.79%

INTEREST COVERAGE RATIO:
Interest Expense (1)	$137,215	$215,438	$184,281	$130,447	$90,162
FFO Before Interest and Preferred Dividends *	$432,455	$648,416	$594,551	$473,488	$353,039

	3.15	3.01	3.23	3.63	3.92

DEBT SERVICE COVERAGE RATIO:
Debt Service * (1)	$152,408	$247,464	$217,434	$152,927	$101,890
FFO Before Interest and Preferred Dividends *	$432,455	$648,416	$594,551	$473,488	$353,039

	2.84	2.62	2.73	3.10	3.46

FIXED CHARGES (INCLUDING PREFERRED DIVIDENDS) COVERAGE RATIO
Fixed Charges (1)	$176,803	$302,632	$272,603	$203,633	$142,385
FFO Before Interest and Preferred Dividends *	$432,455	$648,416	$594,551	$473,488	$353,039

	2.45	2.14	2.18	2.33	2.48

DIVIDEND PAYOUT RATIO
Common Share Dividends and Operating Partnership Interest	$166,076	$260,069	$237,856	$196,685	$146,846
Funds From Operations exclusive of charge associated with preferred stock redemption	$270,846	$377,809	$355,102	$292,335	$222,382

	0.61	0.69	0.67	0.67	0.66

*	See Attached for Detail Calculation

(1)	Amounts have been adjusted to eliminate interest and debt service costs of joint venture consolidations due to FIN 46 as FFO does not include the joint venture Partners’ proportionate share.
Market Capitalization and Financial Ratios 2.2

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007

	Six-Month
	Period Ended
	June 30		Year Ended December 31
	2007		2006		2005		2004	2003
DDR TOTAL MARKET CAPITALIZATION
Common Shares Outstanding	124,976		108,986		108,948		108,083	86,425
Operating Partnership Units Outstanding	862		872		1,350		1,350	1,129

Total	125,838		109,859		110,298		109,432	87,554
Share Price	$52.71		$62.95		$47.02		$44.37	$33.57

Market Value of Common Shares	$6,632,926		$6,915,603		$5,186,192		$4,855,516	$2,939,190

Preferred Shares at Book Value	$555,000		$705,000		$705,000		$705,000	$535,000
Total Debt	$5,119,036	(1)	$4,248,812	(1)	$3,890,709	(1)	$2,716,426	$2,077,558

TOTAL MARKET CAPITALIZATION	$12,306,962		$11,869,415		$9,781,900		$8,276,943	$5,551,748

DDR TOTAL MARKET CAPITALIZATION — INCLUDING PROPORTIONATE SHARE OF JV DEBT
Common Shares Outstanding	124,976		108,986		108,948		108,083	86,425
Operating Partnership Units Outstanding	862		872		1,350		1,350	1,129

Total	125,838		109,859		110,298		109,432	87,554
Share Price	$52.71		$62.95		$47.02		$44.37	$33.57

Market Value of Common Shares	$6,632,926		$6,915,603		$5,186,192		$4,855,516	$2,939,190

Preferred Shares at Book Value	$555,000		$705,000		$705,000		$705,000	$535,000
Total Debt	$5,119,036	(1)	$4,248,812	(1)	$3,890,709	(1)	$2,716,426	$2,077,558
Proportionate Share of JV Debt	$1,021,132		$525,595		$510,460		$420,758	$368,468

TOTAL MARKET CAPITALIZATION	$13,328,094		$12,395,010		$10,292,361		$8,697,701	$5,920,216

(1)	Includes $288.5 million of consolidated joint venture debt at June 30, 2007 (of which $139.1 million represents the joint venture partners’ share) and $275.2 and $280.5 million at December 31, 2006 and 2005, respectively.
Market Capitalization and Financial Ratios 2.2

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007

	Six-Month
	Period Ended
	June 30	Year Ended December 31
	2007	2006	2005	2004	2003
UNDEPRECIATED REAL ESTATE ASSETS, CASH, INVESTMENTS & NOTES RECEIVABLE
Undepreciated Real Estate Assets	$8,758,517	$7,450,693	$7,029,337	$5,603,424	$3,884,911
Cash and Cash Equivalents	$46,019	$28,378	$30,655	$49,871	$111,033
Notes Receivable	$17,328	$18,161	$24,996	$17,823	$9,813
Investments in and Advances to Joint Ventures	$636,731	$291,685	$275,136	$288,020	$262,072

	$9,458,594	$7,788,917	$7,360,124	$5,959,138	$4,267,829

DDR & JV UNDEPRECIATED REAL ESTATE ASSETS, INVESTMENTS & NOTES RECEIVABLE
Undepreciated Real Estate Assets	$8,758,517	$7,450,693	$7,029,337	$5,603,424	$3,884,911
Notes Receivable or Proportionate Share Thereof	$33,307	$35,443	$116,212	$44,536	$41,018
Proportionate Share of JV Undepreciated Real Estate Assets	$1,630,405	$804,738	$736,109	$719,619	$621,113

	$10,422,229	$8,290,874	$7,881,658	$6,367,578	$4,547,043

FUNDS FROM OPERATIONS BEFORE INTEREST AND PREFERRED DIVIDENDS
FFO	$265,441	$377,809	$355,102	$292,335	$211,672
Interest Expense	$140,952	$222,867	$186,196	$130,447	$90,162
Adjustment to interest expense for consolidated joint ventures due to FIN 46	$(3,738)	$(7,429)	$(1,915)	$0	$0
Preferred Dividends, Including Preferred Operating Minority Interest & D-42 Dividend	$29,800	$55,169	$55,169	$50,706	$51,204

	$432,455	$648,416	$594,551	$473,488	$353,039

DEBT SERVICE
Interest Expense	$140,952	$222,867	$186,196	$130,447	$90,162
Adjustment to interest expense for consolidated joint ventures due to FIN 46	$(3,738)	$(7,429)	$(1,915)	$0	$0
Recurring Principal Amortization	$15,193	$32,026	$33,154	$22,480	$11,728

	$152,408	$247,464	$217,434	$152,927	$101,890

FIXED CHARGES
Debt Service	$152,408	$247,464	$217,434	$152,927	$101,890
Preferred Dividends, Including Preferred Operating Minority Interest and excluding non-cash	$24,395	$55,169	$55,169	$50,706	$40,494

D-42 dividend.	$176,803	$302,632	$272,603	$203,633	$142,385

Market Capitalization and Financial Ratios 2.2

$12.3 Billion Total Capitalization as of June 30, 2007 Common Shares Equity (2) $6,632.9 54% Perpetual Preferred Stock $555.0 5% Fixed Rate Unsecured Debt $1,868.8 15% Construction Finance $19.9 1% Variable Rate Revolving Credit and Term Debt $430.0 3% Mortgage Debt (3) $1,450.3 12% (1) Figures in millions unless otherwise noted. (2) Market Value ($52.71 per share as of June 30, 2007) includes operating partnership units equivalent to approximately 0.9 million of the Company's Common shares. (3) Does not include proportionate share of joint venture debt aggregating $1,021.1 million. However it does include 100% of consolidated joint venture debt, primarily Mervyns, of which $139.1 million is the joint venture partners' share. Fixed Rate, Revolving Credit and Term Debt $500.0 4% Senior Convertible Notes $850.0 7%

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Significant Accounting Policies
Revenues
•	Percentage and overage rents are recognized after the tenants reported sales have exceeded the applicable sales breakpoint.
•	Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the provisions of tenants’ leases.
•	Lease termination fees are included in other income and recognized upon termination of a tenant’s lease, which generally coincides with the receipt of cash.
General and Administrative Expenses
•	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred. All indirect internal costs associated with acquisitions are expensed as incurred.
Deferred Financing Costs
•	Costs incurred in obtaining long-term financing are included in deferred charges and are amortized over the terms of the related debt agreements; such amortization is reflected as interest expense in the consolidated statements of operations.
Real Estate
•	Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition.
•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	18 to 31 years
Furniture/Fixtures and Tenant Improvements	Useful lives, which approximate lease terms, where applicable
Significant Accounting Policies 2.4

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Significant Accounting Policies (Continued)
•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations that improve or extend the life of the asset are capitalized.
•	Construction in progress includes shopping center developments and significant expansions and re-developments.
Capitalization
•	The Company capitalizes interest on funds used for the construction or expansion of shopping centers. Capitalization of interest ceases when construction activities are completed and the property is available for occupancy by tenants.
•	For the six-month period ended June 30, 2007 and for the years ended December 31, 2006, 2005, 2004 and 2003, the Company capitalized interest of $11.6 million, $20.1 million, $12.5 million, $10.0 million and $11.4 million, respectively.
•	In addition, the Company capitalized certain construction administration costs of $5.6 million for the six-month period ended June 30, 2007 and $10.1 million, $6.2 million, $5.5 million and $5.1 million for the years ended December 31, 2006, 2005, 2004, and 2003, respectively.
•	Interest and real estate taxes incurred during the construction period are capitalized and depreciated over the building life.
Gain on Sales of Real Estate
•	Gain on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers is recognized at closing when the earnings process is deemed to be complete.
Significant Accounting Policies 2.4

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Other Real Estate Information
Total Recurring Capital Expenditures
•	The Company currently estimates its total recurring annual capital expenditures to be approximately $24.0 million ($0.21 psf of owned GLA) in 2007. This figure includes aggregate expenditures anticipated at properties held in joint ventures.
Undeveloped Land
•	Included in land is undeveloped real estate, comprised primarily of outlots or expansion pads adjacent to the shopping centers owned by the Company. Land held for development is included in the Company’s CIP figure.
•	At December 31, 2006, the Company estimated the value of this undeveloped land to be approximately $59 million. This value has not been adjusted to reflect changes in land sales or acquisitions subsequent to December 31, 2006.
Joint Venture Promotes
•	At December 31, 2006, the Company estimated the value of its joint venture promotes at approximately $65 million based on the estimated fair market value of real estate assets and estimated 2007 income. This value has not been adjusted to reflect changes in joint venture investments or promotes recognized subsequent to December 31, 2006.
Non-Income Producing Assets
•	The Company currently estimates the undepreciated cost of its non-income producing real estate assets and furniture, fixtures and equipment to be approximately $175.1 million at June 30, 2007.
Other Real Estate Information 2.5

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Reconciliation of Supplemental
Non-GAAP Financial Measures
(In thousands)
(Unaudited)
Table 1 — Developers Diversified Realty Corporation and the Company’s Joint Ventures Combined
Same Store Net Operating Income (NOI) represents shopping center assets owned in comparable periods, excluding those under redevelopment. NOI generally includes revenues and expenses for each comparable asset, but excludes straight-line rent, lease termination income and provisions for uncollectible amounts and/or recoveries thereof. Reconciliation of Same Store NOI to Total Revenues and Certain Expenses is as follows:

	Six-Month Period
	June 30,
	2007	2006
Total Revenues DDR	$476,348	$380,045
Total Revenues DDR Combined Joint Ventures	347,143	204,705
Operating and Maintenance — DDR	(62,720)	(51,695)
Real Estate Taxes — DDR	(56,952)	(43,458)
Operating and Maintenance and Real Estate Taxes- DDR Combined Joint Ventures	(113,925)	(66,649)

Combined NOI	$589,894	$422,948

Total Same Store NOI	$346,136	$338,712	2.2%
Property NOI from other operating segments	243,758	84,236

Combined NOI	$589,894	$422,948

Reconciliation of Supplemental Non-GAAP Financial Measures 2.6

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Reconciliation of Supplemental
Non-GAAP Financial Measures
(In thousands)
(Unaudited)
Table 2 — Developers Diversified Realty Corporation
Reconciliation of Funds From Operations (FFO):

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
FUNDS FROM OPERATIONS:
Net Income Applicable to Common Shareholders	$111,429	$64,943	$160,173	$100,878
Depreciation and Amortization of Real Estate Investments	54,136	45,804	106,584	90,836
Equity in Net Income From Joint Ventures	(21,602)	(4,619)	(27,883)	(10,088)
Joint Venture Funds From Operations	31,313	9,342	44,872	19,281
Minority Equity Interests (OP Units)	569	534	1,138	1,068
Gain on Sales of Real Estate	(16,587)	(6,220)	(19,443)	(5,999)

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	$159,258	$109,784	$265,441	$195,976

Preferred dividend charges	16,008	13,792	29,800	27,584

FUNDS FROM OPERATIONS	$175,266	$123,576	$295,241	$223,560

ADDITIONAL FAS 141 DISCLOSURES:
Below (Above) Market Rent Amortization	$336	$374	$673	$795
Pro Rata Share of JV Below (Above) Market Rent Amortization	39	0	(37)	0

Debt Premium Amortization Income (Expense)	$1,981	$2,294	$4,104	$4,598
Pro Rata Share of JV Debt Premium Amortization Income (Expense)	19	5	28	10
Reconciliation of Supplemental Non-GAAP Financial Measures 2.6

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Reconciliation of Supplemental
Non-GAAP Financial Measures
(In thousands)
(Unaudited)
Table 3 — Developers Diversified Realty Corporation
Summary of Consolidated Transactional Income

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006	Income Statement Caption
Transactional Income Included in FFO
Consolidated
Merchant Building Gains, Net of Tax	$45,676	$33,079	$46,209	$38,800	Gain on Disposition of Real Estate
Land Sale Gains	2,564	638	8,004	2,363	Gain on Disposition of Real Estate

	$48,240	$33,717	$54,213	$41,163

Transactional Income NOT Included in FFO
Consolidated
Gain (Loss) on Dispositions	$5,772	$6,220	$5,809	$5,999	Gain on Disposition of Real Estate
Gain on Sales from Discontinued Operations	10,815	—	13,634	—	Gain on Disposition of Discontinued Operations

	$16,587	$6,220	$19,443	$5,999	FFO Reconciliation

Gain on Sales of Real Estate
Merchant Building Gains, Net of Tax	$45,676	$33,079	$46,209	$38,800
Land Sale Gains	2,564	638	8,004	2,363
Gain (Loss) on Dispositions	5,772	6,220	5,809	5,999

	$54,012	$39,937	$60,022	$47,162	Consolidated Income Statement

Gain on Sales of Real Estate From Discontinued Operations
Gain on Sales from Discontinued Operations	$10,815	$—	$13,634	$—	Consolidated Income Statement

Reconciliation of Supplemental Non-GAAP Financial Measures 2.6

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Reconciliation of Supplemental
Non-GAAP Financial Measures
(In thousands)
(Unaudited)
Table 4 — Developers Diversified Realty Corporation
Summary of Joint Venture Transactional Income

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006	Income Statement Caption
Transactional Income Included in FFO
Joint Ventures
Loss on Disposition from Discontinued Operations	$(193)	$(1,749)	$(535)	$(1,537)	Loss on Disposition of Real Estate
Land Sales Gains	2,920	3	2,920	12	Gain on Disposition of Real Estate

	$2,727	$(1,746)	$2,385	$(1,525)

DDR’s Proportionate Share	703	(446)	635	(392)
Promoted Income (a)	14,333	—	14,333	—

DDR’s Proportionate Share	$15,036	$(446)	$14,968	$(392)

Transactional Income NOT Included in FFO
Joint Ventures
Gain on Sales from Discontinued Operations	$1,273	$(13)	$1,273	$(13)	Gain (Loss) on Disposition of Real Estate
Other Gains on Sales	90,169	2	90,169	31	Gain on Disposition of Real Estate

	$91,442	$(11)	$91,442	$18	FFO Reconciliation

DDR’s Proportionate Share	$4,739	$(1)	$4,739	$30

Gain on Sales of Real Estate
Land Sales Gains	$2,920	$3	$2,920	$12
Other Gains on Sales	90,169	2	90,169	31

	$93,089	$5	$93,089	$43	Gain on Disposition of Real Estate

Gain on Sales of Real Estate From Discontinued Operations
(Loss) Gain on Sales from Discontinued Operations Included in FFO	$(193)	$(1,749)	$(535)	$(1,537)
Gain on Sales from Discontinued Operations NOT Included in FFO	1,273	(13)	1,273	(13)

	$1,080	$(1,762)	$738	$(1,550)	Gain on Sales of Discontinued Operations

(a)	Included in gain on disposition of discontinued operations for the three-months ended June 30, 2007 is the sale of the KFC I joint venture assets. DDR received promoted income of approximately $13.6 million which is included in DDR’s proportionate share
Reconciliation of Supplemental Non-GAAP Financial Measures 2.6

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Joint Ventures (Combining Financial Information) (1)
(in millions)
Combining Balance Sheets
as of June 30, 2007

	RVIP III B		RVIP VIII		Community Centers	Lennox Town Center	Sun Center Limited
	Deer Park, IL	RVIP VII	Tech Ridge LLC	DPG	Five	(2)	(2)	Dublin Village (3)	DOTRS
Real Estate Assets	$83.4	$119.6	$33.5	$130.5	$241.8	$21.0	$25.9	$0.1	$25.5
Accumulated Depreciation	(12.8)	(17.6)	(3.2)	(8.2)	(45.2)	(4.6)	(7.5)	0.0	(5.3)

Real Estate, net	70.6	102.0	30.3	122.3	196.6	16.4	18.4	0.1	20.2

Receivables, Net	1.6	3.9	1.4	1.6	5.7	1.8	0.9	0.0	0.8
Other assets	1.8	8.5	1.3	2.2	6.3	0.8	1.1	0.0	1.1
Disproportionate Share of Equity	—	—	—	—	—	—	—	—	—

	$74.0	$114.4	$33.0	$126.1	$208.6	$19.0	$20.4	$0.1	$22.1

Mortgage Debt	$60.0	$72.1	$23.4	$10.5	$280.0	$27.0	$19.8	$0.0	$21.0
Amounts payable to DDR	0.0	0.0	0.0	0.0	0.1	0.0	0.0	0.1	0.0
Other liabilities	2.8	16.4	1.0	2.3	3.3	0.9	0.6	0.0	0.4

	62.8	88.5	24.4	12.8	283.4	27.9	20.4	0.1	21.4
Accumulated equity (deficit)	11.2	25.9	8.6	113.3	(74.8)	(8.9)	(0.0)	0.0	0.7
Disproportionate Share of Equity	—	—	—	—	—	—	—	—	—

	$74.0	$114.4	$33.0	$126.1	$208.6	$19.0	$20.4	$0.1	$22.1

Proportionate share of other assets/liabilities, net	$0.2	$(0.8)	$0.4	$0.2	$4.4	$0.8	$1.0	$(0.0)	$0.8

Disproportionate amount payable to DDR	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0

Combining Statements of Operations
for the period ended June 30, 2007

	RVIP III B		RVIP VIII		Community Centers	Lennox Town Center	Sun Center Limited
	Deer Park, IL	RVIP VII	Tech Ridge LLC	DPG	Five	(2)	(2)	Dublin Village (3)	DOTRS
Revenues from operations	$5.9	$7.6	$3.1	$6.5	$17.8	$2.4	$2.3	$0.0	$1.9
Rental operation expenses	(2.4)	(2.2)	(1.1)	(1.7)	(5.1)	(0.7)	(0.6)	(0.0)	(0.5)

Net operating income	3.5	5.4	2.0	4.8	12.7	1.7	1.7	0.0	1.4
Depreciation and amortization expense	(1.2)	(1.4)	(0.5)	(1.5)	(3.0)	(0.2)	(0.4)	0.0	(0.3)
Interest expense	(1.7)	(2.8)	(0.8)	(0.4)	(7.8)	(0.9)	(0.8)	(0.0)	(0.7)

Income (loss) before gain on sale of real estate	0.6	1.2	0.7	2.9	1.9	0.6	0.5	0.0	0.4
Tax expense	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Gain (loss) on sale of real estate	2.9	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Discontinued operations	0.0	0.1	0.0	0.0	(0.0)	0.0	0.0	0.0	0.0
Gain on sale of discontinued operations	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Disproportionate Share of Income	—	—	—	—	—	—	—	—	—

Net income (loss)	$3.5	$1.3	$0.7	$2.9	$1.9	$0.6	$0.5	$0.0	$0.4
DDR Ownership interest	***	***	***	10%	50%	***	***	63%	50%

	$1.9	$0.3	$0.2	$0.3	$1.0	$0.3	$0.4	$(0.0)	$0.2
Amortization of basis differential	0.0	(0.1)	0.0	0.0	0.2	0.0	(0.1)	0.0	0.0

	$1.9	$0.2	$0.2	$0.3	$1.2	$0.3	$0.3	$0.0	$0.2

Proportionate share of net operating income (4)	$0.9	$1.1	$0.5	$0.5	$6.3	$0.9	$1.4	$(0.0)	$0.7

Proportionate share of interest expense (4)	$0.4	$0.6	$0.2	$0.0	$3.9	$0.4	$0.6	$0.0	$0.3

Funds From Operations (“FFO”):

Net income (loss)	$3.5	$1.3	$0.7	$2.9	$1.9	$0.6	$0.5	$0.0	$0.4
Depreciation of real property	1.2	1.4	0.5	1.5	3.0	0.2	0.4	0.0	0.3
(Gain) loss on sale of real estate	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Disproportionate Share of Income	—	—	—	—	—	—	—	—	—

	$4.7	$2.7	$1.2	$4.4	$4.9	$0.8	$0.9	$0.0	$0.7
DDR ownership interest	***	***	***	10%	50%	***	***	63%	50%

DDR FFO	$2.5	$1.0	$0.5	$0.5	$2.5	$0.4	$0.7	$(0.0)	$0.4

Joint Venture Financial Summary 3.0

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Joint Ventures (Combining Financial Information) (1)
(in millions)
Combining Balance Sheets
as of June 30, 2007

			Sansone Group /		Coventry II DDR	Coventry II DDR	Coventry II DDR	Coventry II DDR	Coventry II DDR
	Littleton, CO (3)	Jefferson County, MO	DDRC LLC	DDR Markaz II	Bloomfield	Buena Park	Fairplain Plaza	Marley Creek	Merriam Village
Real Estate Assets	$3.1	$6.6	$0.3	$202.9	$78.4	$98.5	$27.7	$12.8	$27.6
Accumulated Depreciation	0.0	(0.8)	(0.2)	(13.9)	0.0	(4.8)	(0.5)	(0.1)	0.0

Real Estate, net	3.1	5.8	0.1	189.0	78.4	93.7	27.2	12.7	27.6

Receivables, Net	0.0	0.1	1.0	1.1	0.0	1.4	0.0	0.0	0.0
Other assets	0.7	0.3	3.4	7.0	1.3	2.0	0.3	0.1	0.4
Disproportionate Share of Equity	—	—	—	—	—	—	—	—	—

	$3.8	$6.2	$4.5	$197.1	$79.7	$97.1	$27.5	$12.8	$28.0

Mortgage Debt	$0.0	$3.7	$0.0	$150.5	$48.0	$61.0	$16.0	$10.2	$18.5
Amounts payable to DDR	0.0	3.1	0.0	0.2	0.0	0.0	0.0	0.0	0.0
Other liabilities	0.8	0.3	0.7	0.5	1.8	2.4	0.5	0.0	0.4

	0.8	7.1	0.7	151.2	49.8	63.4	16.5	10.2	18.9
Accumulated equity (deficit)	3.0	(0.9)	3.8	45.9	29.9	33.7	11.0	2.6	9.1
Disproportionate Share of Equity	—	—	—	—	—	—	—	—	—

	$3.8	$6.2	$4.5	$197.1	$79.7	$97.1	$27.5	$12.8	$28.0

Proportionate share of other assets/liabilities, net	$(0.0)	$0.0	$1.9	$1.5	$(0.0)	$0.2	$(0.0)	$0.0	$0.0

Disproportionate amount payable to DDR	$0.0	$1.6	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0

Combining Statements of Operations
for the period ended June 30, 2007

			Sansone Group /		Coventry II DDR	Coventry II DDR	Coventry II DDR	Coventry II DDR	Coventry II DDR
	Littleton, CO (3)	Jefferson County, MO	DDRC LLC	DDR Markaz II	Bloomfield	Buena Park	Fairplain Plaza	Marley Creek	Merriam Village
Revenues from operations	$0.0	$0.3	$0.4	$10.8	$0.0	$6.8	$1.3	$0.3	$0.0
Rental operation expenses	(0.0)	(0.1)	0.0	(3.8)	(0.0)	(3.2)	(0.6)	(0.3)	(0.0)

Net operating income	(0.0)	0.2	0.4	7.0	0.0	3.6	0.7	(0.0)	(0.0)
Depreciation and amortization expense	0.0	(0.1)	0.0	(2.6)	0.0	(1.0)	(0.2)	(0.1)	0.0
Interest expense	0.0	(0.3)	0.0	(4.0)	0.0	(2.0)	(0.5)	(0.4)	0.0

Income (loss) before gain on sale of real estate	(0.0)	(0.2)	0.4	0.4	(0.0)	0.6	0.0	(0.5)	(0.0)
Tax expense	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Gain (loss) on sale of real estate	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Discontinued operations	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Gain on sale of discontinued operations	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Disproportionate Share of Income	—	—	—	—	—	—	—	—	—

Net income (loss)	$(0.0)	$(0.2)	$0.4	$0.4	$(0.0)	$0.6	$0.0	$(0.5)	$(0.0)
DDR Ownership interest	50%	50%	***	20%	20%	20%	20%	20%	20%

	$(0.0)	$(0.1)	$0.5	$0.1	$(0.0)	$0.1	$0.0	$(0.1)	$(0.0)
Amortization of basis differential	0.0	0.0	(0.2)	0.1	0.0	0.0	0.0	0.0	0.0

	$0.0	$(0.1)	$0.3	$0.2	$(0.0)	$0.1	$0.0	$(0.1)	$(0.0)

Proportionate share of net operating income (4)	$(0.0)	$0.1	$0.2	$1.4	$(0.0)	$0.7	$0.2	$0.0	$(0.0)

Proportionate share of interest expense (4)	$0.0	$0.2	$0.0	$0.8	$0.0	$0.4	$0.1	$0.1	$0.0

Funds From Operations (“FFO”):

Net income (loss)	$(0.0)	$(0.2)	$0.4	$0.4	$(0.0)	$0.6	$0.0	$(0.5)	$(0.0)
Depreciation of real property	0.0	0.1	0.0	2.6	0.0	1.0	0.2	0.1	0.0
(Gain) loss on sale of real estate	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Disproportionate Share of Income	—	—	—	—	—	—	—	—	—

	$(0.0)	$(0.1)	$0.4	$3.0	$0.0	$1.6	$0.2	$(0.4)	$(0.0)
DDR ownership interest	50%	50%	***	***	20%	20%	20%	20%	20%

DDR FFO	$(0.0)	$(0.1)	$0.4	$0.7	$(0.0)	$0.3	$0.1	$(0.1)	$(0.0)

Joint Venture Financial Summary 3.0

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Joint Ventures (Combining Financial Information) (1)
(in millions)
Combining Balance Sheets
as of June 30, 2007

	Coventry II	Coventry II DDR	Coventry II Service	Coventry II DDR	Coventry II DDR	Coventry II DDR	Coventry II DDR	Sonae Sierra Brazil	DDRTC Core Retail
	DDR Montgomery Farm	Phoenix Spectrum	Holdings LLC	Totem Lakes	Tri-County Mall	Ward Parkway	Westover	(2)	Fund LLC
Real Estate Assets	$40.6	$77.9	$148.6	$40.6	$205.7	$62.7	$25.9	$269.3	$2,956.8
Accumulated Depreciation	0.0	(3.9)	(2.2)	(2.2)	(4.8)	(3.9)	(0.7)	(23.4)	(23.5)

Real Estate, net	40.6	74.0	146.4	38.4	200.9	58.8	25.2	245.9	2,933.3

Receivables, Net	0.0	1.9	5.2	0.1	1.7	2.1	0.5	11.0	4.9
Other assets	0.5	5.8	21.8	0.9	11.8	0.6	0.7	20.1	135.3
Disproportionate Share of Equity	—	—	—	—	—	—	—	—	—

	$41.1	$81.7	$173.4	$39.4	$214.4	$61.5	$26.4	$277.0	$3,073.5

Mortgage Debt	$0.0	$46.0	$119.7	$21.0	$169.3	$36.0	$19.0	$0.0	$1,801.6
Amounts payable to DDR	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	2.3
Other liabilities	0.2	7.1	6.6	0.5	9.8	1.8	1.1	20.5	48.6

	0.2	53.1	126.3	21.5	179.1	37.8	20.1	20.5	1,852.5
Accumulated equity (deficit)	40.9	28.6	47.1	17.9	35.3	23.7	6.3	256.5	1,221.0
Disproportionate Share of Equity	—	—	—	—	—	—	—	—	—

	$41.1	$81.7	$173.4	$39.4	$214.4	$61.5	$26.4	$277.0	$3,073.5

Proportionate share of other assets/liabilities, net	$0.0	$0.1	$4.1	$0.1	$0.7	$0.2	$0.0	$5.3	$13.7

Disproportionate amount payable to DDR	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0

Combining Statements of Operations
for the period ended June 30, 2007

	Coventry II	Coventry II DDR	Coventry II Service	Coventry II DDR	Coventry II DDR	Coventry II DDR	Coventry II DDR	Sonae Sierra Brazil	DDRTC Core Retail
	DDR Montgomery Farm	Phoenix Spectrum	Holdings LLC	Totem Lakes	Tri-County Mall	Ward Parkway	Westover	(2)	Fund LLC
Revenues from operations	$0.0	$4.6	$13.7	$1.7	$8.8	$4.6	$2.0	$26.6	$83.7
Rental operation expenses	(0.0)	(1.6)	(5.9)	(0.6)	(4.5)	(2.2)	(1.1)	(9.0)	(25.0)

Net operating income	(0.0)	3.0	7.8	1.1	4.3	2.4	0.9	17.6	58.7
Depreciation and amortization expense	0.0	(0.6)	(2.0)	(0.3)	(1.9)	(0.6)	(0.1)	(5.0)	(26.3)
Interest expense	0.0	(1.0)	(5.7)	(0.8)	(5.1)	(1.2)	(0.7)	0.0	(34.6)

Income (loss) before gain on sale of real estate	(0.0)	1.4	0.1	(0.0)	(2.7)	0.6	0.1	12.6	(2.2)
Tax expense	0.0	0.0	0.0	0.0	0.0	0.0	0.0	(4.6)	0.0
Gain (loss) on sale of real estate	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Discontinued operations	0.0	0.0	(0.2)	0.0	0.0	0.0	0.0	0.0	0.0
Gain on sale of discontinued operations	0.0	0.0	(0.5)	0.0	0.0	0.0	0.0	0.0	0.0
Disproportionate Share of Income	—	—	—	—	—	—	—	—	—

Net income (loss)	$(0.0)	$1.4	$(0.6)	$(0.0)	$(2.7)	$0.6	$0.1	$8.0	$(2.2)
DDR Ownership interest	20%	20%	20%	20%	20%	20%	20%	50%	15%

	$(0.0)	$0.3	$(0.1)	$(0.0)	$(0.5)	$0.1	$0.0	$4.0	$(0.3)
Amortization of basis differential	0.0	0.0	0.0	0.0	0.0	0.0	0.0	(1.2)	0.1

	$0.0	$0.3	$(0.1)	$(0.0)	$(0.5)	$0.1	$0.0	$2.8	$(0.2)

Proportionate share of net operating income (4)	$(0.0)	$0.6	$1.6	$0.2	$0.9	$0.5	$0.2	$8.8	$8.8

Proportionate share of interest expense (4)	$0.0	$0.2	$1.1	$0.2	$1.0	$0.2	$0.1	$0.0	$5.2

Funds From Operations (“FFO”):

Net income (loss)	$(0.0)	$1.4	$(0.6)	$(0.0)	$(2.7)	$0.6	$0.1	$8.0	$(2.2)
Depreciation of real property	0.0	0.6	2.2	0.3	1.9	0.6	0.1	5.0	26.3
(Gain) loss on sale of real estate	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Disproportionate Share of Income	—	—	—	—	—	—	—	—	—

	$0.0	$2.0	$1.6	$0.3	$(0.8)	$1.2	$0.2	$13.0	$24.1
DDR ownership interest	20%	20%	20%	20%	20%	20%	20%	50%	***

DDR FFO	$(0.0)	$0.4	$0.3	$0.1	$(0.2)	$0.2	$0.0	$6.5	$3.7

Joint Venture Financial Summary 3.0

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Joint Ventures (Combining Financial Information) (1)
(in millions)
Combining Balance Sheets
as of June 30, 2007

	Inland-SAU	DDR Domestic Retail		DDR/ Macquarie Fund		DDR/ Macquarie	Sold/Acquired JVs		DDR’s Proportionate
	Retail Fund LLC (2)	Fund I	TRT DDR Venture I GP	LLC	DDR MDT PS LLC	Management	(5)	Total	Share
Real Estate Assets	$288.1	$1,487.0	$159.5	$1,746.4	$118.1	$0.0	$0.0	$8,766.4	$1,630.4
Accumulated Depreciation	(11.1)	(2.8)	(0.7)	(105.1)	(2.5)	0.0	0.0	(311.6)	(83.2)

Real Estate, net	277.0	1,484.2	158.8	1,641.3	115.6	0.0	0.0	8,454.8	1,547.2

Receivables, Net	4.6	2.6	0.0	30.9	3.2	0.0	1.9	92.0	22.5
Other assets	46.2	38.2	5.3	34.3	4.2	6.2	9.8	380.3	78.0
Disproportionate Share of Equity	—	—	—	—		—	—		15.4	(6)

	$327.8	$1,525.0	$164.1	$1,706.5	$123.0	$6.2	$11.7	$8,927.1	$1,663.1

Mortgage Debt	$213.7	$968.8	$110.0	$1,050.4	$86.0	$0.0	$0.0	$5,463.3	$1,021.1
Amounts payable to DDR	0.2	0.0	0.1	0.9	0.1	0.0	0.0	7.1	2.2
Other liabilities	6.9	11.2	0.5	10.0	1.9	0.1	2.0	163.6	37.5

	220.8	980.0	110.6	1,061.3	88.0	0.1	2.0	5,634.0	1,060.8
Accumulated equity (deficit)	107.0	545.0	53.5	645.2	35.0	6.1	9.7	3,293.1	586.9
Disproportionate Share of Equity	—	—	—	—		—	—		15.4	(6)

	$327.8	$1,525.0	$164.1	$1,706.5	$123.0	$6.2	$11.7	$8,927.1	$1,663.1

Proportionate share of other assets/liabilities, net	$8.8	$5.9	$0.5	$8.0	$0.0	$2.9	$2.3	$63.0

Disproportionate amount payable to DDR	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$1.6

Combining Statements of Operations
for the period ended June 30, 2007

	Inland-SAU	DDR Domestic Retail		DDR/ Macquarie Fund		DDR/ Macquarie	Sold/Acquired JVs		DDR’s Proportionate
	Retail Fund LLC (2)	Fund I	TRT DDR Venture I GP	LLC	DDR MDT PS LLC	Management	(5)	Total	Share
Revenues from operations	$10.0	$7.4	$1.8	$97.9	$5.6	$0.7	$10.4	$347.2	$75.3
Rental operation expenses	(2.7)	(1.7)	(0.3)	(31.1)	(2.3)	(0.2)	(3.5)	(114.0)	(24.4)

Net operating income	7.3	5.7	1.5	66.8	3.3	0.5	6.9	233.2	50.9
Depreciation and amortization expense	(4.4)	(3.0)	(0.7)	(18.6)	(1.3)	(0.3)	(1.8)	(79.7)	(16.1)
Interest expense	(3.8)	(2.4)	(0.9)	(28.4)	(2.6)	0.0	(2.0)	(112.1)	(22.0)

Income (loss) before gain on sale of real estate	(0.9)	0.3	(0.1)	19.8	(0.6)	0.2	3.1	41.4	12.8
Tax expense	0.0	0.0	0.0	0.0	0.0	0.0	0.0	(4.5)	(2.3)
Gain (loss) on sale of real estate	0.0	0.0	0.0	0.0	0.0	0.0	90.2	93.1	18.8
Discontinued operations	0.0	0.0	0.0	0.0	0.0	0.0	0.0	(0.2)	0.0
Gain on sale of discontinued operations	0.0	0.0	0.0	0.0	0.0	0.0	1.3	0.7	0.2
Disproportionate Share of Income	—	—	—	—	—	—	—	—	(1.2) (7)

Net income (loss)	$(0.9)	$0.3	$(0.1)	$19.8	$(0.6)	$0.2	$94.6	$130.5	$28.3
DDR Ownership interest	20%	20%	10%	***	***	***	***	***	***

	$(0.2)	$0.1	$(0.0)	$4.6	$0.1	$0.1	$15.0	$28.3	$28.3

Amortization of basis differential	0.2	0.0	0.0	0.0	0.0	0.5	0.1	(0.4)	(0.4)

	$0.0	$0.1	$(0.0)	$4.6	$0.1	$0.6	$15.1	$27.9	$27.9

Proportionate share of net operating income (4)	$1.5	$1.1	$0.1	$9.7	$0.0	$0.3	$1.8	$50.9

Proportionate share of interest expense (4)	$0.8	$0.5	$0.1	$4.1	$0.0	$0.0	$0.4	$22.0

Funds From Operations (“FFO”):

Net income (loss)	$(0.9)	$0.3	$(0.1)	$19.8	$(0.6)	$0.2	$94.6	$130.5	$28.3
Depreciation of real property	4.4	3.0	0.7	18.6	1.3	0.3	1.8	79.8	16.2
(Gain) loss on sale of real estate	0.0	0.0	0.0	0.0	0.0	0.0	(91.4)	(91.4)	(18.4)
Disproportionate Share of Income	—	—	—	—	—	—	—	—	18.8 (8)

	$3.5	$3.3	$0.6	$38.4	$0.7	$0.5	$5.0	$118.9	$44.9

DDR ownership interest	20%	20%	10%	***	***	***	***	***

DDR FFO	$0.7	$0.7	$0.1	$7.3	$0.0	$0.3	$14.9	$44.9

Joint Venture Financial Summary 3.0

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007

(1)	Amounts may differ slightly from actual results, due to rounding.

(2)	Asset values reflect historical cost basis due to acquisition of partnership interest (i.e., does not reflect step-up in basis).

(3)	Represents undeveloped land.

(4)	Does not include share of net operating income or interest expense for properties classified as discontinued operations.

(5)	Represents residual joint ventures sold to the MDT Joint Venture and DDR Domestic Retail Fund I and other joint venture interests sold in 2007.

(6)	Adjustments represent the effect of promoted equity structures and minority interests. These adjustments are primarily at the RVIP IIIB, RVIP VII, RVIP VIII, Coventry II DDR Bloomfield, Coventry II DDR Marley Creek, Coventry II DDR Montgomery Farm, Coventry II Phoenix Spectrum, Coventry II DDR Tri-County Mall, Coventry II DDR Westover and the DDR/Macquarie Fund LLC joint ventures.

(7)	Adjustments represent the effect of promoted interests on DDR’s share of the income primarily from an asset management promote from RVIP IIIB and DDR/Macquarie Fund LLC offset by the gain deferred from the sale of the KFC I assets to the DDR Domestic Retail Fund I.

(8)	Adjustments associated with the promote earned in 2Q07 from the sale of JV assets and Coventry’s promoted interests primarily at the RVIP IIIB, RVIP VII and RVIP VIII joint ventures and partnership structural items at the DDRTC Core Retail Fund LLC.

***	See Appendix to Quarterly Financial Supplement Property and Joint Venture Details: Section 2.0- Joint Venture Partnership Summaries, discussing respective ownership percentage, as ownership percentage may have changed during the year, or the promoted interest is in effect.
Joint Venture Financial Summary 3.0

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Summary of Wholly Owned and Consolidated Capital Transactions
Acquisitions, Dispositions, Developments & Expansions
for the Six-Month Period Ended June 30, 2007
(In Millions)

	Six-Months
	Ended		Year Ended		Year Ended		Year Ended		Year Ended
	June 30,		December 31,		December 31,		December 31,		December 31,
	2007		2006		2005		2004		2003
Acquisitions/Transfers	$3,009.7	(1)	$370.2	(4)	$1,610.8	(6)	$2,170.8	(9)	$1,363.6	(11)
Completed Expansions	27.0		73.1		41.6		25.2		26.8
Developments & Construction in Progress	148.3		246.0		246.1		203.8		104.6
Tenant Improvements & Building Renovations	6.6	(2)	11.7		7.5		6.6		6.3
Furniture Fixtures & Equipment	8.6		10.2		10.7	(7)	1.3		1.9

	3,200.2		711.2		1,916.7		2,407.7		1,503.2
Less: Real Estate Sales & Joint Venture Transfers	(1,842.6	)(3)	(289.8	)(5)	(490.8	)(8)	(689.2	)(10)	(422.4	)(12)

Total DDR Net Additions	$1,357.6		$421.4		$1,425.9		$1,718.5		$1,080.8

(1)	Includes the redemption of OP units for a previous acquisition.

(2)	The Company anticipates recurring capital expenditures, including tenant improvements, of approx. $13.0 million associated with its wholly-owned and consolidated portfolio during 2007.

(3)	In addition to the asset sales listed on Schedule 4.3, this balance includes the sale to Dividend Capital Total Realty Trust joint venture of three assets with an aggregate cost of $99 million, the sale to DDR Domestic Retail Fund I joint venture of 56 assets with an aggregate cost of $1,229.3 million and the sale of four outparcels.

(4)	Includes the acquisition of three properties located in Pasadena, CA, San Diego, CA and Phoenix Arizona, aggregating $199.7 million, plus the transfer to DDR from a joint venture of the Service Merchandise portfolio and Salisbury, MD shopping center, aggregating $111.9 million and $4.0 million, respectively, the consolidation of joint venture assets for a shopping center located in Phoenix, AZ aggregating $41.4 million pursuant to EITF 04 05 and the redemption of OP units and other acquisition costs aggregating $13.2 million.

(5)	In addition to the asset sales which had an aggregate cost of $73.1 million, this balance includes the sale of the Service Merchandise Portfolio to Coventry II which had an aggregate cost of $112.6 million, the sale to Macquarie DDR Trust joint venture of seven assets with an aggregate cost of $80.5 million, plus four earnout parcels with an aggregate cost of $12.5 million, and the sale of several land parcels and outparcels.

(6)	Includes the acquisition of the Caribbean Property Group portfolio and the Mervyn’s portfolio aggregating $1,160.1 million and $409.1 million, respectively, the transfer to DDR from joint ventures of the Dublin, OH shopping center, which has an aggregate cost of $36.2 million and a $5.4 million basis adjustment to the Benderson acquisition relating to master lease adjustments.

(7)	The large increase in FF&E in 2005 is primarily attributed to certain IT projects, expansion of corporate headquarters, and fractional ownership interest in corporate jets.

(8)	In addition to the asset sales which had an aggregate cost of $219.1 million, this balance includes the transfer of twelve assets with an aggregate cost of $258.6 million to the Macquarie DDR Trust joint venture and the sale of several outparcels.

(9)	Includes the acquisition of the Benderson portfolio aggregating $2,014.4 million, the consolidation of certain joint venture assets aggregating $37.9 million due to FIN 46 and transfers to DDR from joint ventures of the Littleton, CO and Merriam, KS shopping centers which had an aggregate value of $111.8 million. This also includes the purchase of DDR corporate headquarters for $6.7 million.

(10)	In addition to the asset sales which had an aggregate cost of $62.6 million, this balance includes the sale of several land parcels with an aggregate cost of $41.1 million. This balance also includes the transfer of twelve assets with an aggregate cost of $258.3 million to the Macquarie DDR Trust joint venture, the transfer of twelve assets with an aggregate cost of $124.0 million to the DPG Realty Holdings joint venture and the transfer of thirteen assets with an aggregate cost of $203.2 million to the DDR Markaz II joint venture.

(11)	Includes the merger of JDN which had an aggregate value of $1,064.0 million, the acquisition of a shopping center in Broomfield, CO aggregating $55.5 million, and the transfer from joint ventures of the Leawood, KS and Suwanee, GA shopping centers aggregating $125.9 million, and the consolidation of the assets aggregating $118.2 million owned by DD Development Company.

(12)	In addition to asset sales which had an aggregate cost of $62.9 million, this balance includes the transfer of seven assets with an aggregate cost of $153.6 million to the joint venture with DDR Markaz LLC (Kuwait Financial Centre), these assets are shopping centers located in Richmond, CA, Winchester, VA, Tampa, FL, Toledo, OH, Highland, IN, Oviedo, FL and Grove City, OH and the sale of several outparcels, which had an aggregate cost of $13.5 million. The balance also includes the transfer of four assets with an aggregate cost of $192.4 million to the Macquarie DDR Trust joint venture, these assets are shopping centers located in Canton, OH, North Olmsted, OH, Independence, MO and St. Paul, MN.
Summary of Wholly Owned Capital Transactions 4.1

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Summary of Joint Venture Capital Transactions
Acquisitions, Dispositions, Developments & Expansions
for the Six-Month Period Ended June 30, 2007
(In Millions)

	Six-Months
	Ended		Year Ended		Year Ended		Year Ended		Year Ended
	June 30,		December 31,		December 31,		December 31,		December 31,
	2007		2006		2005		2004		2003
Acquisitions/Transfers	$4,949.9	(1)	$729.9	(4)	$350.0		$1,147.0	(8)	$1,221.7	(10)
Completed Expansions	0.0		0.0		9.3		10.3		9.7
Developments & Construction in Progress	73.0		139.6	(5)	87.5		38.9		120.1
Tenant Improvements & Building Renovations	3.8	(2)	9.1		6.8		0.6		0.6

	$5,026.7		$878.6		$453.6		$1,196.8		$1,352.1

Less: Real Estate Sales and Dispositions	$(200.0	)(3)	$(409.0	)(6)	$(148.8	)(7)	$(306.7	)(9)	$(781.5	)(11)

Joint Venture Totals	$4,826.7		$469.6		$304.8		$890.1		$570.6

(1)	Includes the acquisition of an additional 73% interest in Metropole Shopping Center by Sonae Sierra Brazil BV Sarl.

(2)	The Company estimates recurring capital expenditures, including tenant improvements, of $11 million for its joint venture portfolio during 2007.

(3)	Includes the sale of 7 shopping centers, with an aggregate cost of $168 million, previously owned by a joint venture with Kuwait Financial Center to the DDR Domestic Retail Fund I and the sale of vacant land at the Techridge, Texas shopping center (owned by RVIP VIII).

(4)	Includes the formation of Sonae Sierra Brazil BV Sarl and DDR MDT PS LLC, plus acquisitions of the service merchandise portfolio and properties located in Cincinnati, Ohio; Benton Harbor, Michigan and Orland, Illinois by joint ventures with Coventry II.

(5)	Includes the acquisition of 34 acres of land in Allen, TX for the development of a 435,061 square foot shopping center and 88 acres of land in Bloomfield Hills, Michigan for the development of a 758,750 square foot shopping center. Both of these shopping centers are being developed with Coventry II.

(6)	In addition to asset sales which had an aggregate cost of $88.9, the balance includes the transfer to DDR of the Service Merchandise portfolio and five assets located in Pasadena, CA, Phoenix, AZ (two properties), Salisbury, MD and Apex, NC. These assets had an aggregate cost of $320.1 million.

(7)	In addition to asset sales which had an aggregate cost of $111.1 million, this balance includes the transfer to DDR of the Dublin, Ohio shopping center which had an aggregate cost of $30 million and the sale of five outparcels at Plaza at Puente Hills, which were owned by RVIP VII.

(8)	Balance includes the acquisition of three Coventry II assets aggregating $174.1 million, the formation of DPG and DDR Markaz II aggregating $128.7 million and $201.6 million, respectively, MDT’s acquisition of an additional $619.5 million of assets, plus the acquisition of the Poag & McEwen’s interest and David Berndt’s interest in RVIP IIIB and RVIP VIII, respectively, for $14.9 million, the purchase of a fee interest in several assets in the Service Merchandise portfolio for $5.2 million and a $3.0 million earnout for an outparcel in Kildeer, IL.

(9)	In addition to asset sales which had an aggregate cost of $141.7 million, this balance includes the transfer to DDR of the Littleton, CO and Merriam, KS shopping centers which had an aggregate cost of $107.3 million, $51.2 million of adjustments due to GAAP presentation including FIN 46 and a $6.5 million write-off for the demolition of a portion of an asset in Lancaster, CA.

(10)	Balance includes the formation of Macquarie DDR Trust and DDR Markaz aggregating $735.9 million and $169.3 million, respectively, plus several new joint ventures with assets aggregating $228.8 million and the consolidation of equity investments previously held by DD Development Company for shopping centers in Long Beach, CA, Shawnee, KS, Overland Pointe, KS, Olathe, KS and Kansas City, MO which aggregated $87.7 million.

(11)	In addition to asset sales which had an aggregate cost of $167.5 million, this balance includes the disposition of shopping centers located in Dayton and Niles, OH, the sale of an outparcel, the transfer of the Leawood, KS and Suwanee, GA shopping centers to DDR and the rejection of two of the Service Merchandise leases, the aggregate cost of these transactions was $116.6 million. During the fourth quarter the shopping centers located in Coon Rapids, MN, Naples, FL, Atlanta, GA, Marietta, GA, Schaumburg, IL, Framingham, MA and Fairfax, VA, which had an aggregate cost of $379.2 million, were sold to the Macquarie DDR Trust joint venture, and $118.2 million of assets owned by DD Development Company were consolidated into DDR.
Summary of Joint Venture Capital Transactions 4.1

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Wholly Owned and Consolidated Acquisitions
for the Six-Month Period Ended June 30, 2007

		Cost	Acquisition
Property Location	GLA (1)	(Millions)	Date	Major Tenants
IRRETI	18,050,190	$3,009.2	02/27/07	Portfolio of 222 Properties

Total	18,050,190	$3,009.2

Joint Venture Acquisitions
for the Six-Month Period Ended June 30, 2007

				DDR’s	Joint
		Cost	Acquisition	Ownership	Venture
Property Location	GLA (1)	(Millions)	Date	Percentage	Partner
DDRTC Core Retail Fund LLC	23,090,322	$2,956.8	02/27/07	15.00%	TIAA
SAU Retail Fund LLC (2)	3,016,064	$288.1	02/27/07	20.00%	Special Account-U LP
Dividend Capital Total Realty Trust	1,525,374	$159.5	05/11/07	10.00%	Dividend Capital Total Realty Trust
DDR Domestic Retail Fund 1	8,893,373	$1,487.0	06/08/07	20.00%	The Investors Group

Total	36,525,133	$4,891.4

(1)	Includes square footage not owned by the company.

(2)	Joint venture with the State of Utah assumed through IRRETI acquisition.
Consolidated and Joint Venture Acquisitions 4.2

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Wholly Owned and Consolidated Dispositions
for the Six-Month Period Ended June 30, 2007

		Gross Sale
		Proceeds
Property Location	GLA	(Millions)	Sale Date
Alden, NY	67,992	$8.9	1/30/2007
Medina, NY	80,028	$7.1	1/30/2007
Niagara Falls, NY	117,014	$11.4	1/30/2007
Springville, NY	105,636	$11.5	1/30/2007
Union, SC	184,331	$5.5	1/30/2007
Murfreesboro, TN	117,697	$7.4	3/28/2007
Portfolio of 52 Assets (1)	4,662,428	$449.1	6/28/2007

Total	5,335,126	$501.1

Joint Venture Dispositions
for the Six-Month Period Ended June 30, 2007

		Gross Sale		DDR’s	Joint
		Proceeds		Ownership	Venture
Property Location	GLA	(Millions)	Sale Date	Percentage	Partner
Service Merchandise locations	242,972	$24.2	Various	20.00%	Coventry II
Overland Park, KS	60,981	$8.2	6/28/2007	25.75%	Prudential Real Estate Investors

Total	303,953	$32.4

(1)	An additional 11 assets are expected to be sold during the 3rd quarter of 2007 for additional proceeds of $154 million.
Consolidated and Joint Venture Dispositions 4.3

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Summary of Wholly Owned and Consolidated Development Projects
for the Six-Month Period Ended June 30, 2007

					Substantial
			Gross Cost	Net Cost	Completion
Projects in Progress	GLA		(Millions)	(Millions)	Date	Description	Major Tenants

Ukiah (Mendocino), CA	669,406	(1)	$113.5	$101.4	2009	Community Center	To be announced

Miami, FL	644,999		$155.7	$142.6	2006 — 2009	Mixed-Use	Phase I which includes Target, Linens’ N Things, Circuit City, Marshalls, West Elm, PETsMART, and Loehman’s are open. Ross Dress for Less and additional retail space to be announced will open 2nd half 2007. Phase II will be completed in 2009

Tampa (Brandon), FL	370,700	(1)	$70.7	$55.5	2008	Community Center	Outback Steakhouse, and other retail tenants to be announced

Douglasville, GA	124,200		$22.4	$17.7	2008	Community Center	To be announced

Nampa, ID	829,975	(1)	$147.0	$136.2	2007 — 2008	Community Center	JC Penney (scheduled to open July 2007) and other retail tenants to be announced

Chicago (McHenry), IL	454,378	(1)	$73.3	$66.4	2007	Community Center	Bed Bath & Beyond, Office Max (opened 4th quarter 2006), Best Buy, PETsMART, Dick’s (opened 1st quarter 2007), JC Penney, Wickes Furniture, Ulta and Old Navy (scheduled to open 4th quarter 2007) and other retail tenants to be announced

Boston, MA (Seabrook, NH)	461,825	(1)	$74.5	$50.1	2009	Community Center	To be announced

Elmira (Horseheads), NY	668,619	(1)	$77.1	$49.1	2007 — 2008	Community Center	Kohl’s (opened March 2007), Circuit City (scheduled to open 4th quarter 2007), Wal-Mart (scheduled to open 1st quarter 2008), and additional retail space to be announced

Raleigh (Apex), NC (Promenade)	87,780		$20.2	$17.9	2008	Community Center	Carrabas and additional retail space to be announced

Raleigh (Apex), NC (Beaver Creek Crossings-Phase II)	283,217		$52.3	$50.8	2009	Community Center	To be announced

San Antonio (Stone Oak), TX	665,229	(1)	$93.4	$84.5 (2)	2007	Hybrid Center	World Market will open 3rd quarter 2007 and Target, Office Max, Hobby Lobby, DSW, TJ Maxx, Chico’s, Ann Taylor Loft, Joseph Banks, Coldwater Creek, Talbots, Soma, Cold Stone Creamery, Victoria’s Secret, Chili’s and other tenants to be announced all of which will open 4th quarter 2007

Projects to Commence Construction

Homestead, FL	398,759	(1)	$95.2	$74.9	2008	Community Center	To be announced

Tampa (Wesley Chapel), FL	95,408	(1)	$17.4	$13.7	2008	Community Center	To be announced

Atlanta (Union City), GA	200,000		$47.5	$31.5	2008	Community Center	To be announced

Gulfport, MS	703,379	(1)	$91.2	$72.7	2008	Hybrid Center	To be announced

Isabela, PR	290,085	(1)	$57.1	$44.7	2009	Community Center	To be announced

Austin (Kyle), TX (3)	778,415	(1)	$97.2	$60.0	2009	Community Center	To be announced

Wholly Owned Development Totals	7,726,374		$1,305.7	$1,069.7

(1)	Includes square footage not owned by the company.

(2)	Project cost does not include a $22.4 million payment to DBI to purchase its 50% interest in the project.

(3)	The asset is being developed with DBI who has a 50% interest.
Consolidated and Wholly Owned Developments 4.4

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Summary of Joint Venture Development Projects
for the Six-Month Period Ended June 30, 2007

			DDR’s				DDR’s
			Effective	Joint	Gross	Net	Proportionate	Substantial
	Total		Ownership	Venture	Cost	Cost	Cost	Completion
Projects in Progress	GLA		Percentage	Partner	(Millions)	(Millions)	(Millions)	Date	Description	Major Tenants

Kansas City (Merriam), KS	280,516	(1)	20.0%	Coventry II	$71.0	$46.8	$9.4	2008	Community Center	To be announced.

Detroit (Bloomfield Hills), MI	882,197		10.0%	Coventry II/ BP 1, LLC	$335.6	$192.5	$19.3	2008 & 2009	Lifestyle Center	Blue Point Ocean Grill, Bar Louie, BCBG, BCBG Girls, PacSun, Faro Design, Hyde Park Steakhouse, Orvis and other retail tenants and restaurants to be announced.

Dallas (Allen), TX	521,413	(1)	10.0%	Coventry II/ Trademark Property Company	$167.6	$124.1	$12.4	2008	Lifestyle Center	Market Street United, P.F. Changs, Eddie Bauer, Francesca’s Collection, Origins, Ann Taylor Loft, Borders, Brio, Devon Seafood Grill, Jos. A. Bank, Mi Cocina, Wachovia, Sweet and Sassy and other retail tenants and restaurants to be announced.

Manaus, Brazil	477,630		47.2%	Sonae Sierra	$95.7	$82.6	$39.0	2009	Enclosed Mall	To be announced.

Projects to Commence Construction

Uberlandia, Brazil	350,000		47.2%	Sonae Sierra	$69.9	$60.2	$28.4	2009	Enclosed Mall	To be announced.

Joint Venture Development Totals	2,511,756				$739.8	$506.2	$108.5

Notes:

(1)	Includes square footage which will not be owned by the Company.
Joint Venture Developments 4.4

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Development Assets Placed in Service
as of June 30, 2007

		Joint Venture Assets
	Wholly Owned and		DDR’s
	Consolidated		Proportionate
	Assets	Total	Share
Date	(Millions)	(Millions)	(Millions)
As of December 31, 2006	$47.0	$0.0	$0.0
1st Quarter 2007	$75.2	$0.0	$0.0
2nd Quarter 2007	$0.0	$0.0	$0.0
3rd Quarter 2007	$30.1	$0.0	$0.0
4th Quarter 2007	$58.9	$4.0	$0.4
Projected Thereafter	$858.5	$502.2	$108.1

Total	$1,069.7	$506.2	$108.5

Development Funding Schedule
as of June 30, 2007

		Joint Venture Funding
	Wholly Owned and	DDR’s	JV Partners’	Proceeds from
	Consolidated	Proportionate	Proportionate	Construction	Total
	Funding	Share	Share	Loans	JV Funding
	(Millions)	(Millions)	(Millions)	(Millions)	(Millions)
Funded as of June 30, 2007	$525.5	$22.2	$70.8	$66.5	$159.5
Projected Net Funding During 2007	$89.4	18.6	34.5	32.8	$85.9
Projected Net Funding Thereafter	$454.8	48.5	57.5	154.8	$260.8

Total	$1,069.7	$89.3	$162.8	$254.1	$506.2

Consolidated and Joint Venture Development Delivery and
Funding Schedules 4.5

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Wholly Owned and Consolidated
Expansion and Redevelopment Projects
for the Six-Month Period Ended June 30, 2007

Projects Completed

Ft. Union, UT	Demise of former Mervyns to accommodate 30,548 sf Ross Dress for Less (opened 10/06), 16,975 sf DSW (opened 11/06), 23,400 sf Michael’s (opened 3/07) and retail shops.

Total Gross Cost (Millions)	$27.0

Total Net Cost (Millions)	$27.0

Projects in Progress

Gadsden, AL	Break-up of 64,400 sf building to create a Fred’s, Burke’s Outlet (both opened prior to 2006) and another junior anchor.

Crystal River, FL	Construct 9,000 sf Dollar General and 15,000 sf of retail shops.

Miami (Plantation), FL	Redevelopment of shopping center to include Kohl’s and other junior anchor tenants.

Tallahassee, FL	Construction of a 21,065 sf Office Depot (opened 6/07) in the former Lowe’s Home Improvement Space.

Ottumwa, IA	Recaptured Wal-Mart and release to Goody’s, Dollar Tree (both opened prior to 2006) and 35,422 sf of additional junior anchor stores.

Chesterfield, MI	Sportsman Warehouse, 25,400 sf of small shop retail and additional retail space to be announced.

Gaylord, MI	Recaptured Wal-Mart and release to Big Lots, Dunhams (both opened prior to 2006) and 39,767 sf of additional junior anchor stores.

Hamilton, NJ	Expansion of the shopping center to construct a 18,000 sf Old Navy and 4,500 sf Bombay Company.

Olean, NY	Relocate two tenants to accommodate Wal-Mart expansion to a Supercenter.

Akron (Stow), OH	Recapture 116,000 sf K-Mart and release to junior anchor stores. Create outparcels.

Milwaukee (Brookfield), WI	Construction of 15,000 sf free standing building for Potbelly, Caribou Coffee (opened 12/06), Joey’s Seafood (opened 3/07) and other retail shops.

Total Gross Cost (Millions)	$93.9

Total Net Cost (Millions)	$91.1

Projects to Commence Construction

Louisville, KY	Construct a 6,000 sf free standing building for retail shops.

Gulfport, MS	Construct a bank pad, retail shops and restaurants on a 4.37 acre outparcel.

Dayton (Huber Hts.), OH	Expansion of the shopping center to construct a 45,000 sf junior anchor.

Buffalo (Amherst), NY	Construct 5,300 sf free standing building for retail shops.

Fayetteville, NC	Reconfigure 18,000 sf of in-line space. Construct multi-tenant outparcel building.

Allentown, PA	Construction of 20,000 sf multi-tenant building on remaining outparcel.

Hatillo, PR	Expansion of the shopping center to accommodate a 21,000 sf junior anchor.

San Juan (Bayamon), PR (Plaza Del Sol)	144,000 sf expansion of the mall to accommodate two junior anchors and additional shop space.

San Juan, PR	Redemise shop space and construct a food court.

Dallas (McKinney), TX	Construction of 87,757 sf retail shops and outparcels.
Wholly Owned Expansions and Redevelopments 4.6

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Joint Venture Expansion and Redevelopment Projects
for the Six-Month Period Ended June 30, 2007

	DDR’s	Joint
	Ownership	Venture
Projects in Progress	Percentage	Partner	Description

Phoenix, AZ	20.00%	Coventry II	Relocation of several existing mall tenants to accommodate a new JC Penney (scheduled to open 4th quarter 2007), the relocation of Harkins Theatre, for a new Super Target as well as several new junior anchors and other retail tenants to be announced.

Buena Park, CA	20.00%	Coventry II	Construction of Steve and Barry’s (opened 2/06), 24 Hour Fitness (scheduled to open 3rd quarter 2007) and redevelopment of the lower level of the mall for several tenants to be announced.

Los Angeles (Lancaster), CA	20.00%	Prudential Real Estate Investors	Relocate existing Wal-Mart to the area previously occupied by 99 Cent Store (relocated), House to Home and Costco (which were demolished) for development of a Wal-Mart Supercenter (scheduled to open 3rd quarter 2007). Will recapture and redemise the former Wal-Mart for four junior anchors and three outparcels when Wal-Mart vacates.

Benton Harbor, MI	20.00%	Coventry II	Expansion of the existing shopping center to include an 89,000 square foot Kohl’s (opened 10/06), a 20,087 sf PETsMART (scheduled to open 4th quarter 2007) and additional retail tenants to be announced.

Kansas City, MO	20.00%	Coventry II	Relocation of several small shop tenants in the shopping center to accommodate PETsMART (opened 7/05), Old Navy (opened 9/05), Steve and Barrys (opened 11/06) plus additional mid-size anchors and other retail tenants to be announced.

Cincinnati, OH	18.00%	Coventry II/ Thor Equities	Major redevelopment of the former JC Penney store to include Ethan Allen and several other new retail tenants and restaurants to be announced.

Cleveland (Macedonia), OH	50.00%	OSTRS	Retenanting vacant shop space with PETsMART (scheduled to open 4th quarter 2007).

Total Gross Cost (Millions)	$567.6 (1)

Total Net Cost (Millions)	$539.4 (1)

Projects to Commence

Chicago (Deer Park), IL	25.75%	Prudential Real Estate Investors	Approximately eight acres of land to be developed, which was sold to Grace Community, retenanting of vacant shop space with a 23,000 sf Crate & Barrel, and construction of a 13,500 sf multi-tenant outparcel building.

Seattle (Kirkland), WA	20.00%	Coventry II	Large-scale redevelopment to include the relocation of several existing tenants, plus an expansion of the existing center to create additional GLA for two anchors, junior anchors, a theater, small shops and restaurants to be announced.

Sao Paulo (Sao Bernardo de Campo), Brazil	47.20%	Sonae Sierra	Expansion and renovation of existing mall to accommodate theater tenant and redesign of the food court.
Notes:

(1)	Total Cost includes the acquisition costs for the Coventry II redevelopments.
Joint Venture Expansions and Redevelopments 4.6

736 Shopping Centers and Interests in Retail Assets 12 Managed Shopping Centers 45 States (plus Puerto Rico and Brazil) 116.6 Million Sq. Ft. Owned 155.5 Million Sq. Ft. Owned and Managed 95.9% Core Portfolio % Leased 762 Total Employees Company Features (1) Assumes 100% ownership of joint venture assets. Based on actual pro rata ownership of joint venture assets and excluding developments in process and scheduled to commence in 2007, total owned GLA was 68.3 million square feet. (2) Includes unowned anchors at Company-owned operating and development retail properties. (3) Including the Mervyns, Brazil and Inland assets, the total portfolio was 96.0% leased. (1) (1) (2) (3)

Our owned portfolio has grown 12x since IPO

GLA (Million Square Feet)
180
160
140
120
100
80
60
40
20
0
Managed
Non-owned
Owned
9.8
13.2
19.3
20.6
24.7
27.6
36.3
38.6
39.6
45.3
54.1
74.8
81.6
86.7
116.6
30.6
1.2
'93
'94
'95
'96
'97
'98
'99
'00
'01
'02
'03
'04
'05
'06
2Q'07

DEVELOPERS DIVERSIFIED REALTY®

2

Our owned portfolio has grown 12x since IPO '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 2Q'07 Owned 10 13 19 21 25 28 36 39 40 45.3 54.1 74.8 81.6 86.7 116.6 Non-owned 3 3 3 4 7 9 6 12 12 11.6 22.1 21.4 22.8 23.8 30.6 Managed 4 5 5 5 4 5 5 9 5 0.7 0.2 1.4 1.4 1.3 1.2 9.8 13.2 19.3 20.6 24.7 27.6 36.3 39.6 45.3 38.6 54.1 30.6 1.2 GLA (Million Square Feet) 116.6 81.6 86.7 74.8

National portfolio creates efficiencies and strengthens tenant relationships

GLA by State
+5.0 MSF
+1.0 – 5.0 MSF
Less than 1.0 MSF
#1
17.4 msf
11.2%
#2
15.4 msf
9.9%
#3
13.3 msf
8.5%
#4
10.1 msf
6.5%
#5
9.8 msf
6.3%
#6
6.6 msf
4.2%
#7
6.0 msf
3.9%
#8
5.9 msf
3.8%
#9
5.2 msf
3.3%
#10
4.9 msf
3.2%
Puerto Rico
Brazil

DEVELOPERS DIVERSIFIED REALTY®

13.3 msf 8.5% 5.9 msf 3.8% GLA by State +5.0 MSF +1.0 - 5.0 MSF Less than 1.0 MSF National portfolio creates efficiencies and strengthens tenant relationships 4.9 msf 3.2% 155.5 MSF in 45 states plus Puerto Rico and Brazil 10.1 msf 6.5% 17.4 msf 11.2% 15.4 msf 9.9% 6.6 msf 4.2% 6.0 msf 3.9% 9.8 msf 6.3% 5.2 msf 3.3% #3 #4 #2 #1 #6 #7 #10 #8 #5 #9 Puerto Rico Brazil

Total Portfolio
Inline Retail
$18.78
$12.46
$21.00
$18.00
$15.00
$12.00
$9.00
$6.00
$3.00
'93
'94
'95
'96
'97
'98
'99
'00
'01
'02
'03
'04
'05
'06
2Q'07

DEVELOPERS DIVERSIFIED REALTY®

4

'93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 $3.00 $6.00 $9.00 $12.00 $15.00 $18.00 Average annualized base rental rates PSF have more than doubled since IPO $18.78 $12.46 Total Portfolio Inline Retail 2Q'07 $21.00

June 30, 2007 664 $12.46 $18.78 Dec. 31, 2006 371 $11.75 $17.46 Dec. 31, 2005 380 $11.30 $16.62 Dec. 31, 2004 373 $11.13 $16.14 Dec. 31, 2003 274 $10.82 $15.55 Dec. 31, 2002 189 $10.58 $15.18 Dec. 31, 2001 192 $10.03 $14.02 Dec. 31, 2000 190 $9.66 $13.66 Dec. 31, 1999 186 $9.20 $12.69 Dec. 31, 1998 159 $8.99 $12.39 Dec. 31, 1997 123 $8.49 $11.69 Dec. 31, 1996 112 $7.85 $10.87 Dec. 31, 1995 106 $7.60 $10.54 Dec. 31, 1994 84 $5.89 $9.02 Dec. 31, 1993 69 $5.60 $8.56 Dec. 31, 1992 53 $5.37 $8.37 Average Annualized Base Rental Rates PSF Period Ending Number of Properties Total Shop Space Annualized Base Rent / S.F.

Lease Expirations by Year as of June 30, 2007

Year	Anchor Base Rent: Leases	Anchor Base Rent: Revenue (Millions)	Anchor Base Rent: Avg. PSF	Anchor Base Rent: % of Revenue	Shop Space Base Rent: Leases	Shop Space Base Rent: Revenue (Millions)	Shop Space Base Rent: Avg. PSF	Shop Space Base Rent: % of Revenue
2007	19	$5.3	$8.12	0.8%	1,178	$51.4	$20.04	8.6%
2008	69	$17.3	$6.72	2.6%	1,667	$79.2	$17.56	13.3%
2009	96	$28.5	$7.70	4.3%	1,720	$83.4	$17.89	14.0%
2010	123	$40.1	$8.57	6.1%	1,492	$80.3	$18.08	13.5%
2011	163	$57.8	$10.25	8.8%	1,601	$96.4	$19.65	16.2%
2012	161	$58.2	$9.01	8.9%	1,003	$67.6	$19.90	11.3%
2013	118	$42.4	$9.47	6.5%	307	$28.2	$18.38	4.7%
2014	137	$53.3	$9.93	8.1%	233	$21.8	$18.31	3.7%
2015	102	$47.2	$9.34	7.2%	212	$21.1	$18.55	3.5%
2016	111	$50.3	$9.48	7.7%	199	$21.0	$20.53	3.5%
2007-2016 Subtotal	1,099	$400.4	$9.12	61.1%	9,612	$550.4	$18.74	92.4%
Total Rent Roll	1,513	$655.6	$9.47	100.0%	9,921	$595.9	$18.76	100.0%

DEVELOPERS DIVERSIFIED REALTY®

6

Total Rent Roll Lease Expirations by Year as of June 30, 2007 2007 19 $5.3 $8.12 0.8% 1,178 $51.4 $20.04 8.6% 2008 69 $17.3 $6.72 2.6% 1,667 $79.2 $17.56 13.3% 2009 96 $28.5 $7.70 4.3% 1,720 $83.4 $17.89 14.0% 2010 123 $40.1 $8.57 6.1% 1,492 $80.3 $18.08 13.5% 2011 163 $57.8 $10.25 8.8% 1,601 $96.4 $19.65 16.2% 2012 161 $58.2 $9.01 8.9% 1,003 $67.6 $19.90 11.3% 2013 118 $42.4 $9.47 6.5% 307 $28.2 $18.38 4.7% 2014 137 $53.3 $9.93 8.1% 233 $21.8 $18.31 3.7% 2015 102 $47.2 $9.34 7.2% 212 $21.1 $18.55 3.5% 2016 111 $50.3 $9.48 7.7% 199 $21.0 $20.53 3.5% 1,099 $400.4 $9.12 61.1% 9,612 $550.4 $18.74 92.4% 1,513 $655.6 $9.47 100.0% 9,921 $595.9 $18.76 100.0% Year Leases Revenue Leases Revenue Avg. 2007-2016 Subtotal Anchor Base Rent Shop Space Base Rent (Millions) (Millions) Revenue % of PSF Avg. Revenue % of PSF

Largest Tenants by GLA Owned & Unowned 1. Wal-Mart / Sam's Club 105 16.43 48 6.80 57 9.63 2. Target 64 8.30 11 1.32 53 6.98 3. Lowe's Home Improvement 41 5.25 22 2.79 19 2.46 4. Home Depot 38 4.08 14 1.35 24 2.73 5. Kohl's 43 3.61 38 3.22 5 0.39 6. T.J. Maxx / Marshalls 97 3.23 97 3.23 0 0.00 7. Mervyns 40 3.05 39 2.97 1 0.08 8. Kmart / Sears 32 2.68 30 2.30 2 0.38 9. Publix Supermarkets 56 2.53 56 2.53 0 0.00 10. PetSmart 103 2.26 101 2.22 2 0.04 Total Units Total GLA (millions) Owned Units Owned GLA (millions) Unowned Units Unowned GLA (millions)

1. Wal-Mart / Sam's Club (48) $33.12 4.58% AA/Aa2 2. Lowe's Home Improvement (22) $14.17 1.96% A+/A1 3. PetSmart (101) $13.45 1.86% BB/Ba2 4. T.J. Maxx / Marshalls (97) $13.15 1.82% A/A3 5. Bed Bath & Beyond (60) $11.82 1.63% BBB/NR 6. Circuit City (41) $11.08 1.53% NR/NR 7. Kohl's (38) $9.84 1.36% A-/A3 8. Eckerd Drug (40) $9.77 1.35% NR/NR 9. Michaels (74) $9.75 1.35% B-/B2 10. Tops Markets (29) $9.40 1.30% BB/Ba1 Subtotal 1-10 $135.55 18.74% Total Portfolio $723.75 100.00% Reliance on Major Tenants by GLA and Base Rental Revenues (1) (2) 1. Wal-Mart / Sam's Club (48) 4.97 7.41% AA/Aa2 2. Lowe's Home Improvement (22) 2.23 3.32% A+/A1 3. Kmart / Sears (30) 1.83 2.73% BBB/Ba1 4. T.J. Maxx / Marshalls (97) 1.57 2.34% A/A3 5. Mervyns (39) 1.49 2.23% NR/NR 6. Kohl's (38) 1.39 2.07% A-/A3 7. PetSmart (101) 1.08 1.61% BB/Ba2 8. Home Depot (14) 1.04 1.55% BBB+/Aa3 9. Kroger (39) 1.02 1.52% BBB-/Baa2 10. Target (11) 1.01 1.51% A1/A+ Subtotal 1-10 17.63 26.29% Total Portfolio 67.04 100.00% Major Tenant (units) Owned GLA % Total GLA Base Rental Revenue ($Millions) % Total Base Rent Major Tenant (units) (1) Does not include developments in process. (2) Based on pro rata ownership of joint venture properties. Credit Ratings Credit Ratings (S&P/Moody's) (S&P/Moody's)

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Summary of Consolidated Debt
as of June 30, 2007

		Mortgage		Maturity	Interest
		Balance(000’s)		Date	Rate (1)
SENIOR DEBT:
Unsecured Credit Facilities:
$1.2 Billion Revolving Credit Facility		$ 365,000	(2)	06/10	5.483
$60 Million Revolving Credit Facility		15,000		06/10	5.920
Secured Credit Facility:
$550 Million Term Loan		550,000	(3)	02/11	5.823

Total Term and Credit Facility Debt		930,000

PUBLIC DEBT:
Medium Term Notes	F	10,000		07/07	7.020
Unsecured Notes	F	85,000		08/07	6.950
Medium Term Notes	F	2,000		12/07	6.960
Medium Term Notes	F	99,985		01/08	6.625
Medium Term Notes	F	274,638		01/09	3.875
Medium Term Notes	F	199,780		05/10	5.000
Medium Term Notes	F	299,793		07/10	4.625
Medium Term Notes	F	249,423		04/11	5.250
Convertible Notes	F	250,000	(4)	08/11	3.500
Convertible Notes	F	600,000	(5)	03/12	3.000
Medium Term Notes	F	348,730		10/12	5.375
Medium Term Notes	F	199,439		05/15	5.500
Medium Term Notes	F	100,000		07/18	7.500

Total Public Debt		2,718,788

MORTGAGE DEBT:
St. Louis, MO (Olympic)	F	2,678		08/07	9.150
DDR MDT MV, LLC	V	45,923	(6)	10/07	6.040
Route22 Retail SC, Union, NJ	F	10,707		01/08	7.490
440 Commons, Jersey City, NJ	F	9,875		02/08	4.510
Tupelo, MS	F	11,010		03/08	4.410
Jacksonville, FL	F	6,317		03/08	4.410
Solon, OH	F	15,252		03/08	4.410
N. Charleston, SC	F	10,920		03/08	4.410
Walker, MI	F	8,032		03/08	4.410
Mt. Pleasant, SC (GS II)	F	7,400		03/08	4.410
Meridian, ID (GS II)	F	23,915		03/08	4.410
Birmingham, AL (GS II)	F	25,901		03/08	4.410
Wilmington, NC (GS II)	F	19,854		03/08	4.410
Durham, NC (GS II)	F	6,769		03/08	4.410
Glenmark Ctr, Morgantown, WV	F	7,000		10/08	4.775
Bi-Lo — Shelmore, Mt Pleasant, SC	F	6,350		10/08	4.775
Loisdale Center, Springfield, VA	F	15,950		12/08	4.580
Cascade Marketplace, Sterling, VA	F	9,240		12/08	4.510
Kyle, TX	V	19,920	(7)	12/08	6.820
Summary of Consolidated Debt 6.1

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Summary of Consolidated Debt
as of June 30, 2007 (con’t)

		Mortgage	Maturity	Interest
		Balance(000’s)	Date	Rate (1)
Silver Springs, MD (Tech 29-1)	F	$6,461	02/09	7.330
Middletown Village, Middletown, RI	F	10,000	02/09	4.531
Abernathy Square, Atlanta, GA	F	13,392	03/09	6.285
Shoppes at Wendover Village, Greensboro, NC	F	5,450	06/09	4.222
Leawood, KS	F	48,483	07/09	7.310
Thompson Square Mall, Thompson, NY	F	13,350	07/09	4.222
Mill Pond Village, Cary, NC	F	8,500	07/09	4.758
Adams Farm, Greensboro, NC	F	6,700	08/09	4.652
Martinsville, VA	F	19,315	12/09	8.460
Plant City Crossing, Plant City, FL	F	5,900	05/10	4.700
Brick Ctr Plaza, Brick, NJ	F	10,300	06/10	4.375
Windsor Court SC, Windsor, CT	F	8,015	06/10	4.390
Edgewater Town Ctr, Edgewater, NJ	F	14,000	06/10	4.685
Valley Park Commons, Hagerstown, MD	F	6,770	07/10	4.440
East Hanover Plaza, East Hanover, NJ	F	9,280	07/10	4.685
Sony Theatre, East Hanover, NJ	F	6,445	07/10	4.685
Oakley Plaza, Asheville, NC	F	5,175	08/10	4.290
Deer Valley — Phoenix, AZ	F	17,073	09/10	8.010
Capital Crossing, Raleigh, NC	F	5,478	09/10	4.300
Downtown Short Pump, Richmond, VA	F	18,480	09/10	4.900
DDR MDT MV, LLC	F	212,550 (6)	10/10	5.211
Tequesta Shops Plaza, Tequesta, FL	F	5,200	10/10	5.300
Shops on the Circle, Dothan, AL	F	11,641	11/10	7.920
Big Flats, NY (Big Flats I)	F	7,538	12/10	8.011
Plattsburgh, NY	F	7,360	12/10	8.000
Denbigh Village, Newport News, VA	F	11,457	12/10	4.940
Camfield Corners, Charlotte, NC	F	5,150	12/10	5.040
Erie, PA	F	24,867	04/11	6.884
Erie, PA	F	2,871	04/11	6.884
Boardman, OH	F	25,826	04/11	6.884
St. Louis, MO (Sunset)	F	33,480	04/11	6.884
St. Louis, MO (Brentwood)	F	24,867	04/11	6.884
Denver, CO (Centennial)	F	37,304	04/11	6.884
Fountains	F	32,500	07/11	4.655
Indian Train, NC (Union TC Ph I)	F	6,783	10/11	7.000
Gates, NY (Westgate)	F	24,292	10/11	7.240
Ashtabula, OH	F	6,754	12/11	7.000
West Pasco, FL	F	4,784	02/12	9.625
Phoenix, AZ (Paradise Valley)	F	30,000	03/12	5.385
Denver, CO (Univ Hills)	F	27,503	06/12	7.300
St. Louis, MO (Gravois)	F	1,051	07/12	8.625
N. Charleston, SC	F	10,354	07/12	7.370
Cortez Plaza, Bradenton, FL	F	12,894	07/12	7.150
Redbud Commons, Gastonia, NC	F	5,060	07/12	4.600
Summary of Consolidated Debt 6.1

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Summary of Consolidated Debt
as of June 30, 2007 (con’t)

		Mortgage		Maturity	Interest
		Balance(000’s)		Date	Rate (1)
Duvall Village, Bowie, MD	F	$8,730		10/12	7.040
Walgreens — Rockford, IL	F	3,223		11/12	4.863
Walgreens — Dearborn Hts, MI	F	3,550		11/12	4.863
Walgreens — Livonia, MI	F	2,477		11/12	4.863
Mooresville, NC	F	23,339		12/12	6.930
Big Flats, NY (Big Flats IV)	F	931		01/13	7.600
Big Flats, NY (Big Flats II & III)	F	3,698		01/13	8.010
Buffalo, NY (Delaware Commons)	F	931		01/13	6.960
Walgreens — Oshkosh, WI	F	2,817		02/13	4.863
Walgreens — Westland, MI	F	2,625		03/13	4.863
Victor, NY (Victor Square)	F	6,454		04/13	5.800
Mays Landing, NJ (Wrangleboro)	F	47,024		05/13	6.990
Beachwood, OH	F	2,995		07/13	7.640
W. Long Branch, NJ (Monmouth)	F	12,006	(8)	07/13	8.570
Englewood, FL (Rotonda)	F	1,722		07/13	5.800
Reno, NV	V	3,438		02/15	9.000
Olean, NY	F	4,235		07/15	8.995
Mays Landing, NJ (Hamilton)	F	13,419		09/15	4.700
Columbus, OH (Consumer II West)	F	13,296		11/15	10.188
Amherst, NY (Kmart/Blvd Cons. II)	F	11,174		11/15	7.850
Lockport, NY (Walmart/Tops)	F	11,628		01/16	8.000
Merriam, KS (TIF)	F	5,975		02/16	6.900
Rome, NY (Freedom)	F	4,037		09/16	7.850
Amherst, NY (Tops Transit + French)	F	4,744		12/16	7.680
Canandaigua, NY	F	5,169		01/17	6.150
Cheektowaga, NY (Walmart Thruway)	F	4,540		10/17	6.780
Ithaca, NY	F	17,718		01/18	7.050
Amherst, NY (Target/Blvd Cons. II)	F	12,460		07/18	5.670
Niskayuna, NY (Mohawk)	F	23,018		12/18	5.750
Henderson, TN	F	8,367		01/19	7.660
Spring Hill, FL	F	4,854		09/19	9.750
Cedar Rapids, IA	F	9,220		01/20	9.375
Plainville, CT	F	6,985		04/21	7.125
Allentown, PA	F	17,027		06/21	6.950
Bayamon, PR (Rio Hondo)	F	55,300		05/28	7.180
San Juan, PR (Senorial Plaza)	F	14,360		05/28	7.180
Bayamon, PR (Rexville Plaza)	F	8,652		05/28	7.180
Arecibo, PR (Atlantico)	F	14,449		05/28	7.180

Total Mortgage Debt		1,470,249

Total Consolidated Debt		$5,119,036

Summary of Consolidated Debt 6.1

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Summary of Consolidated Debt
as of June 30, 2007 (con’t)

		Wtd. Avg.	Wtd. Avg.
		Maturity	Interest Rate
Fixed Rate	$4,619,756	4.22 years	5.2%
Variable Rate	$499,281	2.85 years	5.9%

	$5,119,036	4.09 years	5.2%

CUMULATIVE REDEEMABLE PREFERRED SHARES	Outstanding Amount
Class G - 8.0%	$180,000
Class H - 7.375%	$205,000
Class I - 7.5%	$170,000
Notes:
F — Fixed Rate Debt            V — Variable Rate Debt
1.	Interest rate figures reflect coupon rates of interest and do not include discounts or premiums. Annualized 2007 deferred finance cost amortization of approximately $10.6 million, net is offset by approximately $8.2 million of annualized fair market value adjustment in 2007.

2.	The LIBOR rate on $100 million of the $1.2 billion Revolving Credit Facility has been fixed at 4.942% through September 2010 via an interest rate swap. The spread on this $100 million borrowing was 0.230 % on June 30, 2007 resulting in a fixed rate of 5.172% on this borrowing.

3.	Secured term loan debt of $200 million has been converted to a fixed rate of 5.85% until June 28, 2010. Secured term loan debt of $100 million has been converted to a fixed rate of 5.63%, $50 million has been converted to a fixed rate of 5.66%, and $50 million has been converted to a fixed rate of 5.67% until October 18, 2009. The weighted average rate of all traunches, reflecting the rates fixed by interest rate swaps, is 5.823%.

4.	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $65.11 per share, however, this conversion price has been increased to $74.41 per share through the purchase of a convertible note hedge. The principal balance on these notes is to be settled in cash.

5.	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $74.75 per share however, this conversion price has been increased to $87.21 per share through the purchase of a convertible note hedge. The principal balance on these notes is to be settled in cash.

6.	The company’s 50% joint venture with DDR Macquarie is consolidated within DDR’s accounts pursuant to FIN 46.

7.	The company’s 50% joint venture with David Berndt Interests is consolidated within DDR’s accounts pursuant to FIN 46.

8.	The company’s 67% joint venture with Shea and Tatum Associates is consolidated within DDR’s accounts pursuant to EITF 04-05.
     Amounts may differ slightly from actual results, due to rounding.
Summary of Consolidated Debt 6.1

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Summary of Joint Venture Debt
as of June 30, 2007

	Mortgage
Property/Entity	Balance (000’s)			Maturity Date	Interest Rate
RVIP III B
Deer Park, IL	F	$60,000		10/11	5.590

RVIP VII	V	72,120	(1)	04/08	Libor + 95

RVIP VIII	V	23,356		01/09	Libor + 100

DPG Realty Holdings, LLC
Tonawanda, NY	F	5,583		05/17	7.630
Tonawanda, NY	F	4,949		06/21	7.660

DDRA Community Centers Five	F	280,000	(2)	08/10	5.295

Lennox Town Center Limited	F	1,000		06/17	6.440
Columbus, OH	F	26,000		06/17	5.640

Sun Center Limited	F	6,042		05/11	5.420
Columbus, OH	F	13,722		04/11	8.480

DOTRS LLC
Macedonia, OH	F	21,000		08/11	6.050

Jefferson County Plaza, LLC	V	3,749		08/08	Libor + 175
Arnold, MO

DDR Markaz II	F	150,480	(3)	11/14	5.147

Coventry II DDR Bloomfield	V	48,000		12/07	Libor + 110

Coventry II DDR Buena Park	V	61,000		03/10	Libor + 115

Coventry II DDR Fairplain	V	16,000		12/07	Libor + 95

Coventry II DDR Marley Creek	V	10,235		07/07	Prime + 25

Coventry II DDR Merriam Village	V	18,539		06/08	Libor + 150

Coventry II DDR Phoenix Spectrum	V	46,000		01/09	Libor + 70

Coventry II DDR SM	V	86,351		01/08	Libor + 70
	V	33,323		01/08	Libor + 195.7

Coventry II DDR Totem Lakes	V	21,000		07/07	Libor + 215

Coventry II DDR Tri County	F	157,334		02/15	5.655
	F	11,954		02/15	10.304

Coventry II DDR Ward Parkway	V	36,000		08/08	Libor + 125

Coventry II DDR Westover Marketplace	V	18,980		07/07	Libor + 195
Summary of Joint Venture Debt 6.2

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Summary of Joint Venture Debt
as of June 30, 2007 (con’t)

	Mortgage
Property/Entity	Balance (000’s)			Maturity Date	Interest Rate
DDRTC Core Retail Fund, LLC
DDRTC Holdings Pool 1, LLC	F	$736,559	(4)	03/17	5.4475
DDRTC Holdings Pool 3, LLC	F	555,034	(5)	03/12	5.480
DDRTC Holdings Pool 5, LLC	V	225,000	(6)	02/10	Libor + 65
DDRTC Holdings Pool 6, LLC
Walks at Highwood Preserve I & II	F	3,700		05/09	4.372
Aiken Exchange	F	7,350		05/09	4.372
Oak Summit	F	8,200		06/09	4.272
Wytheville Commons	F	5,590		06/09	4.302
Heritage Pavilion	F	21,500		07/09	4.460
Columbiana Station	F	25,900		05/10	4.040
Warwick Center	F	16,939		06/10	4.130
Fayette Pavilion I & II	F	53,250		07/10	5.620
North Hill Commons	F	2,475		11/10	5.240
Cox Creek Shopping Center	F	14,511		03/12	7.090
Cypress Trace	F	16,000		04/12	5.000
Waterfront Marketplace	F	29,675		08/12	6.350
Waterfront Town Center	F	39,095		08/12	6.350
Creeks at Virginia Center	F	26,384		08/12	6.370
Willoughby Hills Shopping Center	F	14,480		06/18	6.980

Inland SAU Retail Fund, LLC
Blockbuster	F	993		10/10	4.890
Cascade Crossing	F	4,954		10/10	4.890
Hickory Flat Village	F	8,689		10/10	4.890
Flat Shoals Crossing	F	6,063		10/10	4.760
Deshon Plaza	F	6,038		10/10	4.760
Shops at John’s Creek	F	2,762		10/10	4.890
Waynesboro Commons	F	3,178		10/10	4.890
Brookhaven	F	10,397		12/10	4.890
South Square	F	12,597		10/12	5.060
North Hampton Market (Phase I & II)	F	10,501		10/12	5.080
The Point	F	15,800		10/12	5.640
Oakland Market Place	F	3,560		10/12	5.040
Crossroads Square	F	4,869		12/12	5.310
Cascade Corners	F	3,979		12/12	5.420
Hilander Village	F	9,404		12/12	5.410
Glenlake Plaza	F	8,234		12/12	5.440
Broadmoor Plaza	F	11,048		12/12	5.440
Milan Plaza	F	2,161		12/12	5.490
West Towne Commons	F	4,797		12/12	5.440
American Way	F	6,662		12/12	5.440
Kroger Junction	F	3,827		12/12	5.440
Kroger Plaza	F	1,806		12/12	5.440
Willowbrook Commons	F	6,998		03/13	5.410
Shoppes at Wendover II	F	14,382		04/13	5.060
Harper Hill Commons	F	10,350		04/13	5.790
Plaza at Carolina Forest	F	14,203		05/13	5.970
Alexander Pointe	F	5,129		08/13	5.920
Patterson Place	F	20,338		12/13	5.670
Summary of Joint Venture Debt 6.2

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Summary of Joint Venture Debt
as of June 30, 2007 (con’t)

	Mortgage
Property/Entity	Balance (000’s)			Maturity Date	Interest Rate
DDR Domestic Retail Fund I
DDR Domestic Retail Fund I	F	$885,000	(7)	07/17	5.600
Paradise Promenade, Davie, FL	F	6,400		06/09	4.322
Village Ctr, Racine, WI	F	13,200		04/10	4.440
West Falls Plaza, West Patterson, NJ	F	11,075		06/10	4.685
Southampton Village, Tyrone, GA	F	6,700		05/11	4.663
Village Center Outlot, Racine, WI	F	2,070		07/11	5.170
Center Pointe Plaza, Easley, SC	F	4,250		08/11	5.320
Shoppes on the Ridge, Lake Wales, FL	F	9,628		12/11	4.740
Publix Brooker Creek, Palm Harbor, FL	F	5,000		12/11	4.610
Watercolor Crossing, Santa Rosa, FL	F	4,355		01/12	4.760
Heather Island Plaza, Ocala, FL	F	6,155		12/12	5.001
Hilliard Rome, Columbus, OH	F	11,309		01/13	5.870
Boynton Beach, FL (Meadows Square)	F	3,695		07/13	6.720

TRT DDR Holdings I LLC	F	110,000	(8)	05/17	5.510

DDR MDT PS, LLC	F	86,000	(9)	07/13	6.004

DDR Macquarie (10)
$266 Million Revolving Credit Facility	V	174,400	(11)	04/10	Libor + 40
	F	9,100	(11)	04/10	3.938
	F	20,000	(11)	04/10	4.360

Secured Portfolio Financing	F	290,500	(12)	12/08	4.225
	V	50,000	(12)	12/08	Libor + 130
	F	165,250	(13)	06/09	4.180
	V	7,660	(13)	06/08	Libor + 84

BJ’s Clarence	F	4,619		03/22	7.070
JoAnn Transit	F	2,752		08/13	6.250
New Hartford Consumer Square	F	33,309		11/18	5.750
Birmingham, AL (Riverchase)	F	7,693		01/13	5.500

DDR Macquarie Longhorn Holdings	F	85,000	(14)	01/12	4.910

DDR Macquarie Longhorn Holdings II	F	157,250	(15)	04/10	4.822
	V	3,570	(15)	04/10	Libor + 85

DDR Macquarie Longhorn Holdings III	F	$39,300	(16)	04/10	5.098

Total		$5,463,316

				Wtd. Avg.	Wtd. Avg.
				Maturity	Interest Rate

Total Joint Venture Debt:
Fixed Rate		$4,508,034		6.39 years	5.3%
Variable Rate		$955,282		1.70 years	6.2%

		$5,463,316		5.57 years	5.5%

DDR’s Proportionate Share:
Fixed Rate		$858,842
Variable Rate		$162,290

		$1,021,132

Summary of Joint Venture Debt 6.2

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Notes:
(1) Encumbers two shopping center properties located in California.

(2) Encumbers five shopping center properties as follows:
Ahwatukee, AZ Phoenix, AZ	Maple Grove, MN Portland, OR	Eagan, MN

(3) Encumbers thirteen shopping center properties as follows:
Orchard Park, NY Rochester, NY Cheektowaga, NY Amherst, NY Irondequoit, NY	Warsaw, NY Leroy, NY Jamestown, NY Ontario, NY	Chillicothe, OH Loganville, GA Oxford, MS Goodlettsville, TN

(4) Encumbers twenty five shopping center properties as follows:
Anderson Central (Anderson, SC)	Barrett Pavilion (Kennesaw, GA)
Boynton Commons (Boynton Beach, FL)	City Crossing (Warner Robins, GA)
Fayette Pavilion III & IV (Fayetteville, GA)	Gateway Market Center (St. Petersburg, FL)
Gateway Plaza (Jacksonville, NC)	Hiram Pavilion (Hiram, GA)
Marketplace at Mill Creek (Buford, GA)	Overlook at King of Prussia (King of Prussia, PA)
Sand Lake Corners (Orlando, FL)	Paradise Place (West Palm Beach, FL)
Stonecrest Marketplace (Lithonia, GA)	Pleasant Hill (Duluth, GA)
Universal Plaza (Lauderhill, FL)	River Ridge (Birmingham, AL)
Venture Pointe (Duluth, GA)	Sarasota Pavilion (Sarasota, FL)
Ward’s Crossing (Lynchburg, VA)	Sycamore Commons (Matthews, NC)
Winslow Bay Commons (Mooresville, NC)	Bartow Marketplace (Cartersville, GA)
Woodstock Square (Woodstock, GA)	Columbiana Station II (Columbia, SC)
Market Place (Ft. Myers, FL)

(5) Encumbers seventeen shopping center properties as follows:
Bellevue Place (Nashville, TN)	Village Crossing (Skokie, IL)
Capital Plaza (Wake Forest, NC)	Birkdale Village Retail & Apts (Huntersville, NC)
Carlisle Commons (Carlisle, PA)	CompUSA Retail Center (Newport News, VA)
Chesterfield Crossings (Richmond, VA)	Douglasville Pavilion (Douglasville, GA)
Commonwealth Center II (Richmond, VA)	Stonebridge Square (Roswell, GA)
Costco Plaza (White Marsh, MD)	Town & Country (Knoxville, TN)
Naugatuck Valley Shopping Center (Waterbury, CT)	Turkey Creek I (Knoxville, TN)
Newnan Pavilion (Newnan, GA)	Walks at Highwood Preserve I (Tampa, FL)
Suwanee Crossroads (Suwanee, GA)

(6) Encumbers twelve shopping center properties as follows:
Westside Centre (Huntsville, AL)	Chatham Crossing (Siler City, NC)
McFarland Plaza (Tuscaloosa, AL)	Southern Pines Marketplace (Southern Pines, NC)
Circuit City Plaza (Orlando, FL)	Alexander Place (Raleigh, NC)
Shoppes at Lake Mary (Lake Mary, FL)	Target Center (Columbia, SC)
Eisenhower Crossing I & II (Macon, GA)	Hillsboro Square (Deerfield Beach, FL)
Southlake Pavilion (Morrow, GA)
Goody’s Shopping Center (Augusta, GA)

(7) Encumbers fifty two shopping center properties as follows:
Aberdeen Square (Boynton Beach, FL)	Harundale Plaza (Glen Burnie, MD)
Creekwood Crossing (Bradenton, FL)	Largo Town Center (Upper Marlboro, MD)
Northlake Commons (Palm Beach Gardens, FL)	Fayetteville Pavilion (Fayetteville, NC)
Riverstone Plaza (Canton, GA)	Crossroads Plaza (Philadelphia, PA)
Casselberry Commons (Casselberry, FL)	Village Square at Golf (Boynton Beach, FL)
Bardmoor Shopping Center (Largo, FL)	Lakewood Ranch (Bradenton, FL)
Melbourne Shopping Center (Melbourne, FL)	Crystal Springs Shopping Center (Crystal River, FL)
West Oaks Towne Center (Orlando, FL)	Sheridan Square (Dania, FL)
Skyview Plaza (Orlando, FL)	Shoppes at Paradise Pointe (Fort Walton Beach, FL)
Midway Plaza (Tamarac, FL)	Citrus Hills (Hernando, FL)
Shoppes at New Tampa (Wesley Chapel, FL)	Paraiso Plaza (Hialeah, FL)
Market Square (Douglasville, GA)	Plaza Del Paraiso (Miami, FL)
Riverdale Shops (West Springfield, MA)	River Run (Miramar, FL)
Summary of Joint Venture Debt 6.2

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Notes: (con’t)
(7) Encumbers fifty two shopping center properties as follows: (con’t)

Countryside (Naples, FL)	Meadowmont Village Center (Chapel Hill, NC)
Shoppes of Golden Acres (New Port Richey, FL)	Clayton Corners (Clayton, NC)
Conway Plaza (Orlando, FL)	Sexton Commons (Fuquay Varina, NC)
Chickasaw Trails Shopping Center (Orlando, FL)	Rosedale Shopping Center (Huntersville, NC)
Flamingo Falls (Pembroke Pines, FL)	Shops at Oliver’s Crossing (Winston-Salem, NC)
Killearn Shopping Center (Tallahassee, FL)	Cofer Crossing (Tucker, GA)
Southwood Plantation (Tallahassee, FL)	Oviedo Park Crossing (Oviedo, FL)
Shoppes of Lithia (Valrico, FL)	Hilltop Plaza (Richmond, CA)
Sharon Greens (Cumming, GA)	Springfield Commons (Toledo, OH)
Hairston Crossing (Decatur, GA)	Derby Square (Grove City, OH)
Shoppes of Ellenwood (Ellenwood, GA)	North Pointe Plaza (Tampa, FL)
Clearwater Crossing (Flowery Branch, GA)	Highland Grove (Highland, IN)
Shoppes at Lake Dow (McDonough, GA)	Apple Blossom Corners (Winchester, VA)

(8) Encumbers three shopping center properties as follows:
Centerton Square (Mt. Laurel, NJ)	Beaver Creek Commons (Apex, NC)
Mt. Nebo Pointe (Pittsburgh, PA)

(9) Encumbers seven shopping center properties as follows:
Shops at Turner Hill (Lithonia, GA)	McKinney Marketplace (McKinney, TX)
Turner Hill Marketplace (Lithonia, GA)	Marketplace at Town Center (Mesquite, TX)
Flatacres Marketcenter (Parker, CO)	Frisco Marketplace (Frisco, TX)
Overland Pointe Marketplace (Overland Park, KS)
(10) The company’s 50% joint venture associated with the Mervyns Portfolio acquisition is not reflected below as it is consolidated within DDR’s accounts pursuant to FIN 46.

(11) Encumbers seven shopping center properties as follows:

Canton, OH	St. Paul, MN	North Olmsted, OH
Brentwood, TN	Monaca, PA	Coon Rapids, MN
Merriam, KS

(12) Encumbers seven shopping center properties as follows:
Independence, MO	Framingham, MA	Fairfax, VA
Schaumburg, IL	Atlanta, GA	Naples, FL
Marietta, GA

(13) Encumbers eight shopping center properties as follows:
Clarence, NY	Fayetteville, AR	Nashville, TN
Cheektowaga, NY	Erie, PA	Ashville, NC
Batavia, NY	Murfreesboro, TN

(14) Encumbers four shopping center properties as follows:
Pioneer Hills (Aurora, CO)	Harbison Court (Columbia, SC)
MacArthur Marketplace (Irving, TX)	Lakepointe Crossing (Lewisville, TX)

(15) Encumbers seven shopping center properties as follows:
Plainville Commons (Plainville, CT)	Shoppers World of Brookfield (Brookfield, WI)
Riverdale Village (Coon Rapids, MN)	Brown Deer Center (Brown Deer, WI)
Brandon Village (Brandon, FL)	Brown Deer Marketplace (Brown Deer, WI)
Brandon Plaza (Brandon, FL)

(16) Encumbers three shopping center properties as follows:
Grandville Marketplace (Grandville, MI)	Parker Pavilions (Parker, CO)
McDonough Marketplace (McDonough, GA)

Amounts may differ slightly from actual results, due to rounding.
Summary of Joint Venture Debt 6.2

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Summary of Consolidated Mortgage Principal Payments, Corporate Debt Maturities
and Joint Venture Debt Payments and Maturities
as of June 30, 2007
(000’s)

	2007 Payments	2008 Payments	2009 Payments	2010 Payments	2011 Payments	2012 Payments	2013 Payments	2014 Payments	2015 Payments	2016 Payments	Thereafter	Total
CONSOLIDATED DEBT

Property Mortgages	$64,472	$221,807	$158,384	$383,138	$235,488	$127,636	$85,886	$20,018	$30,323	$21,157	$102,020	$1,450,329

Construction Loans	0	19,920	0	0	0	0	0	0	0	0	0	19,920

Public Debt	97,000	99,985	274,638	499,573	499,423	948,730	0	0	199,439	0	100,000	2,718,788

Subtotal	161,472	341,712	433,022	882,711	734,911	1,076,366	85,886	20,018	229,762	21,157	202,020	4,189,036

Revolving Credit Facilities & Term Loans (1)	0	0	0	380,000	550,000	0	0	0	0	0	0	930,000

Total Consolidated Debt	$161,472	$341,712	$433,022	$1,262,711	$1,284,911	$1,076,366	$85,886	$20,018	$229,762	$21,157	$202,020	$5,119,036

JOINT VENTURE DEBT

Total JV Debt	$118,288	$607,285	$297,648	$1,146,523	$136,801	$852,618	$184,089	$159,910	$157,970	$7,369	$1,794,814	$5,463,316

DDR’s Proportionate Share	15,958	104,147	49,455	274,899	46,898	133,010	18,799	31,533	28,156	1,029	317,248	1,021,132

Total Consolidated Debt & Proportionate Share JV Debt	$177,430	$445,859	$482,477	$1,537,611	$1,331,809	$1,209,376	$104,685	$51,550	$257,918	$22,186	$519,268	$6,140,169

Notes:

(1)	Balance at June 30, 2007 on credit facilities, bridge and term loan. The $1.2 billion JPMorgan Chase facility has one one-year extension option to 2011. The $550 million Key Bank term loan has one one-year extension option to 2012. The $60 million National City Bank facility has one one-year extension option to 2011. Amounts may differ slightly from actual results, due to rounding.
Summary of Consolidated and Joint Venture Debt Payments and Maturities 6.3

Developers Diversified Realty
Quarterly Financial Supplement
For the six-months ended June 30, 2007
Investor Information

Research Coverage
AG Edwards David AuBuchon	(314) 955-5452

Citigroup Smith Barney Jonathan Litt	(212) 816-0231
Ambika Goel	(212) 816-6981

Deutsche Bank Securities Lou Taylor	(212) 250-4912
Christeen Kim	(212) 250-8705

Goldman Sachs Dennis Maloney	(212) 902-1970

Green Street Advisors Jim Sullivan	(949) 640-8780
Nick Vedder	(949) 640-8780

Hilliard Lyons Tony Howard	(502) 588-1142

Lehman Brothers David Harris	(212) 526-1790

Merrill Lynch Steve Sakwa	(212) 449-0335
Craig Schmidt	(212) 449-1944

JP Morgan Michael Mueller	(212) 622-6689
Greg Stuart	(212) 622-5390

Morgan Stanley Matthew Ostrower	(212) 761-6284
Mick Chiang	(212) 761-6385

RBC Capital Markets Rich Moore	(216) 378-7625

UBS Jeff Spector	(212) 713-6144

Wachovia Securities Jeff Donnelly	(617) 603-4262
Robert Laquaglia	(617) 603-4280
Corporate Headquarters
3300 Enterprise Parkway
Beachwood, Ohio 44122
Phone: (216) 755-5500
Fax: (216) 755-1500
Website: www.ddr.com
Investor Relations
Michelle M. Dawson
Phone: (216) 755-5455
Email: mdawson@ddr.com